CONFIDENTIAL TREATMENT REQUESTED

EXECUTION VERSION

LICENSE AND OEM AGREEMENT

This License and OEM Agreement is made as of September 22, 2011 (the “Effective Date”) by and between Citrix Systems, Inc., a Delaware corporation (“Citrix”), and Avistar Communications Corporation, a Delaware corporation (“Avistar”).

WHEREAS, Avistar has developed an [***] video architecture and a suite of audio and video conferencing software solutions and products, including Avistar C3 Media Engine™, Avistar C3 Unified™ and Avistar C3 Integrator™, that enable customers to provide advanced desktop videoconferencing capabilities; and

WHEREAS, Citrix is interested in having Avistar provide certain Avistar products which Citrix will have the rights to commercialize as bundled with Citrix’s products (including Citrix XenDesktop® and Citrix XenApp®), and to receive support and maintenance services from Avistar in connection with such products; and

WHEREAS, Avistar is interested in providing Citrix with the rights set forth herein in return for certain fees;

NOW, THEREFORE in consideration of the covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. Capitalized terms used herein will have the meanings set forth in this Section 1 or elsewhere in this Agreement.

1.1 “Affiliate” means, with respect to any party to this Agreement, any entity directly or indirectly controlled by, controlling or under common control with such party.  For purposes of this definition only, “control” shall mean (a) beneficial ownership (direct or indirect) of more than fifty percent (50%) of the shares of the subject entity entitled to vote in the shareholders’ meeting, (b) ability to nominate, appoint and recall the majority of the members of the management board (or, in the case of an entity that is not a corporation, in the election of the corresponding managing authority) or (c) the de facto ability to control or direct the management of such entity.

1.2 “Agreement” means this License and OEM Agreement, all exhibits referenced herein, all Statements of Work, all Change Orders, and any amendments hereto or thereto.

1.3 “Avistar Background Technology” means Technology that is owned or controlled by Avistar or any of its Affiliates as of the Effective Date of this Agreement.

1.4 “Avistar-Branded Sample Application” means a no cost Avistar-branded sample client application used to demonstrate audio and video functionality and to enable Citrix customers to contact Avistar for more information regarding Avistar solutions.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.5 “Avistar Products” means Avistar’s audio and/or video conferencing products that are being licensed to Citrix hereunder, including products based on Avistar C3 Media Engine™, Avistar C3 Unified™, Avistar C3 Integrator™, and any Corrections and Upgrades to any of the foregoing.

1.6 “Avistar Technology” means any and all (a) Avistar Background Technology, (b) Technology that is developed or controlled by Avistar or any of its Affiliates outside of this Agreement without use of or access to any Citrix Confidential Information, (c) new Technology developed by Avistar hereunder and (d) any [***] of Avistar Background Technology that are [***] by [***] or any of its Affiliates under [***]  [***], in each case, that are [***] in or otherwise [***] to [***], [***] or [***] any of the [***] (including without limitation, [***]used to [***]and [***] software and [***] used for [***] and [***] [***]) that are delivered to Citrix by Avistar or that Avistar is obligated to deliver to Citrix pursuant to this Agreement, including without limitation, and any and all Documentation, Corrections and Upgrades to any of the foregoing.

1.7 “Business Day” means a day other than Saturday, Sunday, or any day on which commercial banks located in New York, New York, are authorized or obligated by applicable law to close.  Other references to days not specifying Business Days are calendar days.

1.8 “Change of Control” means any transaction or series of related transactions (including any merger, share purchase, share issuance, asset purchase, exclusive license, or similar corporate transaction) as a result of which any entity (an “Acquiror”) directly or indirectly acquires or controls (a) fifty percent (50%) or more of the outstanding voting equity securities of a party, or (b) all or substantially all of a party’s assets, business or technology, or (c) with respect to Avistar, any material portion of the Avistar Technology or Avistar’s Intellectual Property Rights therein.

1.9 “Citrix Background Technology” means Technology that is owned or controlled by Citrix or any of its Affiliates as of the Effective Date of this Agreement.

1.10 “Citrix Products” means any product, Technology and/or service made available by or on behalf of Citrix as of or anytime following the Effective Date.

1.11 “Competitive Pricing” means the lower of (a) Avistar list pricing, and (b) actual discounted pricing offered by Avistar, with the exception of short-term promotional pricing offered for a period of less than three (3) months for a product, and any discounts offered for products, quantities and terms that are materially different than the products, quantities and terms offered hereunder; provided, however, that such pricing shall not exceed the pricing Avistar has agreed upon in any agreements with third parties for comparable products, technology, quantities and terms.

1.12 “Confidential Information” means, subject to the exceptions set forth in the following sentence, any information or data, regardless of whether it is in tangible form, disclosed by either party (the “Disclosing Party”) that the Disclosing Party has either marked as confidential or proprietary, or has identified in writing as confidential or proprietary within thirty (30) days of disclosure to the other party (the “Receiving Party”); provided, however, that even if not so marked or identified, unless such information is the subject of any of the exceptions set forth in the following sentence (A) the Specifications and any reports and/or information or other materials related to any non-public aspects of any Citrix Product or New Product shall be deemed Confidential Information of Citrix and (B) the Source Code Materials, Documentation, Avistar Technology and any information or other materials related to the non-public aspects of the Avistar Technology or any Avistar product shall be deemed Confidential Information of Avistar.  Information will not be deemed Confidential Information hereunder if such information: (a) is known to the Receiving Party prior to receipt from the Disclosing Party directly or indirectly from a source other than one having an obligation of confidentiality to the Disclosing Party as evidenced by prior written documentation in the Receiving Party’s files; (b) becomes known (independently of disclosure by the Disclosing Party) to the Receiving Party directly or indirectly from a source other than one having an obligation of confidentiality to the Disclosing Party; (c) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the Receiving Party; or (d) is independently developed by the Receiving Party where the Receiving Party can document such independent development.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.13 “Core Competitors” means any of the entities listed on Exhibit G attached hereto.

1.14 “Correction” means a fix, patch, hot fix, service pack, maintenance release, modification or revision, other than an Upgrade, to correct known functional errors, bugs or defects or which provides other incidental corrections.

1.15 “Deliverable(s)” means any and all computer programs, materials and other works of authorship delivered to Citrix pursuant to this Agreement, or that Avistar is otherwise obligated to deliver to Citrix pursuant to this Agreement, including the computer programs, materials and other works of authorship to be delivered by Avistar to Citrix pursuant to Exhibit A, any Statement of Work or any Change Order, and any and all Documentation, Corrections and Upgrades with respect thereto.

1.16 “Derivative Works” means any [***], [***] or [***] to or derivative works of technology, including (a) for [***] or [***] material, any [***] (including translation into other [***] [***]), [***], [***], [***], [***], [***], [***], [***], [***], [***], or other form in which existing work may be [***], [***] or [***]; (b) for [***] or [***] material, any [***] thereon; and (c) for material which is [***] by [***] [***], any [***]material [***]from such existing [***] [***] material, including [***]material which may be protected by [***], [***]and/or [***] [***].

1.17 “Desktop Virtualization Market” means all current and future third party desktop and application virtualization products or service offerings; provided, however, that the “Desktop Virtualization Market” does not include the Server Virtualization Market.

1.18 “Documentation” means the user manuals and other documentation or explanatory material describing the functions and principles for using or further developing the Avistar Technology and/or the Deliverables and all other materials provided by Avistar, from time to time, to facilitate the use and application of the Avistar Technology and/or the Deliverables, and any Corrections and Upgrades thereto provided by Avistar.

1.19 “End-Users” means end-users of the New Products.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.20 “Error(s)” means any malfunction or defect in a Deliverable that prevents the Deliverable from correctly operating in full conformance with its Specifications, including, without limitation, any deviations from commonly accepted standards for normal and correct operation of computer programs, even if not explicitly mentioned in the Specifications where such deviations would prevent conformance with the Specifications, e.g., cases where a Deliverable abnormally ceases function, produces incorrect or misleading information or erroneously interprets information given to it, and similar deviations.

1.21 “Intellectual Property Rights” means, on a world-wide basis, any and all now known and hereafter known, current and future, tangible and intangible (a) rights associated with mask-works and works of authorship including, without limitation, copyrights, moral rights, (b) trade secret rights, (c) patents, and other industrial property rights, (d) trademarks and service marks, (e) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations (including continuations-in-part), re-examinations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

1.22 “Interface” means any software, hardware or other Technology invented, created, designed, developed, written or produced by or for either party for purposes of functionally integrating the Deliverables with Citrix Products and/or New Products or permitting them to interoperate with each other, and any Derivative Works thereof.

1.23 “License Fees” means the amounts payable by Citrix to Avistar as set forth in Section 9.1, Exhibit A or any Statement of Work.

1.24 “Licensed Intellectual Property” means all Intellectual Property Rights owned or controlled by Avistar (whether as of or following the Effective Date) that are embodied in or that are necessary to operate, maintain or support the respective Deliverable as set forth herein.

1.25 “Marketing Agent(s)” means those distributors, dealers, resellers, subcontractors, representatives, Affiliates or Subsidiaries with whom Citrix or any of its Marketing Agents enters into a contractual relationship for the express purpose of engaging such entity to license, market, sell or distribute New Products to End-Users or to other Marketing Agents.

1.26 “Microsoft” means Microsoft Licensing, GP, a Nevada general partnership.

1.27 “Microsoft Codec” means a voice or video codec specified in the Specifications that is obtained from Microsoft.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.28 “Microsoft Codec Implementation” means the portion of the Avistar Product that is designed and developed by or for Avistar for use in an Avistar Product and incorporates or implements a Microsoft Codec primarily to enable communications with Microsoft RTC Products.

1.29 “Microsoft Codec License” the license under which Avistar licenses the Microsoft Codecs from Microsoft.

1.30 “Microsoft RTC Product” means any product distributed by Microsoft during the term of the Microsoft Codec License for use by Microsoft’s customers to collaborate or communicate using audio and/or video functionality.

1.31 “New Product(s)” means any Citrix Product distributed, licensed or sold or to be distributed, licensed or sold by or on behalf of Citrix after the Effective Date which is comprised entirely of or incorporates, implements, integrates with and/or embodies all or any portion(s) of the Avistar Technology or Deliverables.

1.32 “Object Code” means the machine-readable version of programming code.

1.33 “Phase No. 1 Deliverables” means the Deliverables identified in Exhibit A as “Phase No. 1 Deliverables.”

1.34 “Phase No. 2 Deliverables” means the Deliverables identified in Exhibit A or otherwise described in the PRD Specifications as “Phase No. 2 Deliverables.”

1.35 “Phase No. 3 Deliverables” means the Deliverables identified in Exhibit A or otherwise described in the PRD Specifications as “Phase No. 3 Deliverables.”

1.36 “PRD Specifications” means the specifications and descriptions of the solution design and product, feature and functional requirements for the Deliverables as set forth on Exhibit A-1.

1.37 “Publicly Available Software” means each of (a) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux), or pursuant to similar licensing and distribution models; and (b) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no or minimal charge.  Publicly Available Software includes, without limitation, software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: GNU General Public License (GPL) or Lesser/Library GPL (LGPL); the Artistic License (e.g. PERL); the Mozilla Public License; the Netscape Public License; the Sun Community Source License (SCSL) or the Sun Industry Source License (SISL); and the Apache Software License.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.38 “Server Virtualization Market” means products or service offerings for the virtualization of shared computer servers running shared computer server applications and services so they can be accessed by multiple users or multiple processes across the network, possibly at the same time. Without limiting the foregoing, “Server Virtualization Market” includes: Microsoft Hyper-V Server 2008, VMware Server and Citrix XenServer.

1.39 “Source Code Materials” has the meaning set forth in Section 11.1.

1.40  “Source Code Documentation” means all documentation that is fixed in any tangible medium of expression, including, but not limited to, functional overviews, screen layouts, record layouts, design specifications, standard designs, user documentation, feature specifications, code and design documents, current bug lists (fixed and unfixed) and training material, and all other information reasonably necessary to allow a programmer of ordinary skill to install and maintain the Source Code on a computer and transform such Source Code into an executable form for operation in accordance with its specification.

1.41 “Source Code” means (a) computer programming code (other than Object Code) and related Source Code Documentation, design specifications, comments and procedural code such as job control language, which may be printed out or displayed in a form readable and understandable by a programmer of ordinary skill, and (b) the management system, product build environment, test system scripts, test harnesses, procedures and automation, and quality control methods and requirements.

1.42 “Specifications” means the specifications and requirements for the Deliverables set forth in Exhibit A (including A-1), any Statement of Work or Change Order, and/or otherwise delivered by Citrix to Avistar from time to time during the Term, each to the extent agreed to and executed by the parties hereunder, including specifications regarding quality, quantity, and timing.

1.43 “Statement of Work” means a document signed by both parties substantially in the form of Exhibit C describing the services that Citrix contracts Avistar to perform and the Deliverables Avistar agrees to provide to Citrix.  One or more Statements of Work may be attached to this Agreement and incorporated herein by reference.

1.44 “Successors” means, with respect to any party to this Agreement, (a) any successor to or assignee of such party’s business or all or substantially all its of its assets or (b) any successor to or assignee of that portion of such party’s business or assets to which the Avistar Technology or Deliverables relate.

1.45 “Support Fees” means the amounts payable by Citrix to Avistar, as determined in accordance with Section 9, Exhibit D or any Statement of Work.

1.46  “Support Services” means the training, maintenance and support services set forth in and provided subject to the terms and conditions set forth in Exhibit B or any Statement of Work.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

1.47 “Technology” means any and all technology, information, inventions, data, results, software, processes, methodologies, or other technology.

1.48 “Term” means the term of this Agreement as specified in Section 10 below.

1.49 “Upgrade” means a modification, enhancement or addition of a function or feature to the Avistar Products or Deliverables or a new version of the Avistar Products or Deliverables or an improvement in the performance or functionality of the Avistar Products or Deliverables, other than a Correction.  Notwithstanding the foregoing, an “Upgrade” does not include new products or new features or functionality that Avistar distributes as new, separate products or otherwise distributes for a separate fee.  Upgrade shall include updates to the Documentation.

2.	DELIVERABLES.

2.1 Delivery of Deliverables.  Avistar will deliver to Citrix (a) the Deliverables described in Exhibit A in accordance with the time periods and the terms and conditions and the Specifications set forth in Exhibit A, and (b) all other Deliverables in accordance with the time periods and the terms, conditions and Specifications set forth in the applicable Statement(s) of Work.  Freight, shipping, and handling costs for delivery of the Deliverables, risk of loss, including any insurance costs, shall be set forth in Exhibit A or a Statement(s) of Work, as applicable.  The Deliverables will be subject to Citrix’s Acceptance as set forth in Section 3.1.

2.2 Source Code Scan. At or prior to the time Avistar delivers the Deliverables, Avistar shall provide a complete copy of the Source Code of such Deliverables to Black Duck Software, Inc. (“Black Duck”) for the purpose of having a scan of such Source Code performed using the Source Code scanning tools of Black Duck to identify third party software and components used within or by the Deliverables.  Unless otherwise agreed to by Citrix, this process will be repeated for each separate Deliverable and/or Upgrade thereto provided by Avistar.  The Black Duck scans will be conducted pursuant to Black Duck’s standard form of contract to be entered into between Avistar and Black Duck.  The fees for any such Black Duck scans will be paid for, and subject to prior written approval by, Citrix.  Notwithstanding the foregoing, Avistar shall not be obligated to submit Deliverables to Black Duck to the extent this is indicated in Exhibit A.

2.3 Additional Deliverables.  In the event that Citrix would like any additional products, services, or other work product not expressly provided for in this Agreement, Citrix will submit to Avistar a Statement of Work, including the proposed pricing for such additional products, services, or other work product to be determined by the parties at such time, provided, however, that the cost of such products, services, or other work product shall not exceed Competitive Pricing rates.  Reasonably promptly thereafter, but no later than twenty (20) Business Days following receipt of the draft Statement of Work, Avistar will evaluate the draft Statement of Work, and either (a) formally notify Citrix that it has been rejected, including the reasons for such rejection, (b) negotiate in good faith a revised Statement of Work or (c) formally accept the Statement of Work by returning a signed copy of the Statement of Work.  For the avoidance of doubt, this Section 2.3 does not apply to any Corrections and Upgrades to the Deliverables that are contemplated to be delivered pursuant to Section 2.1, 7.1, Sections 1 and 2 of Exhibit A or Exhibit B.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

2.4 Changes.  No change will be authorized to Exhibit A, Exhibit B, Exhibit D or any Statement of Work, except upon execution of a written change order or amendment and signed by a duly authorized representative of each party (a “Change Order”). A Change Order may revise Exhibit A, Exhibit B, Exhibit D or a Statement of Work, but will not amend this Agreement or waive any provision hereof. Provisions of this Agreement may be amended or waived only as set forth in Section 16.10.

2.5  Interfaces. Each party agrees to cooperate with, and provide all reasonable assistance to, the other party in connection with the development of any Interfaces under this Agreement.

3.	ACCEPTANCE.

3.1 Deliverables Acceptance Testing.  Citrix shall have until the later of thirty (30) days from obtaining each Deliverable or the date the Black Duck scan is completed for such Deliverable to test and review such Deliverable for acceptability as to form and content to determine whether such Deliverable meets the Specifications, and Citrix will accept the Deliverable if it meets such requirements.  Upon the completion of Citrix’s testing of the Deliverables, Citrix will notify Avistar in writing that Citrix accepts (an “Acceptance Notice”) or rejects (a “Rejection Notice”) the Deliverables.  Avistar will provide, if requested by Citrix at no charge to Citrix, appropriately trained personnel on-site to assist Citrix with acceptance testing for the Deliverables.

3.2 Deliverables Acceptance.  Each Deliverable will be deemed accepted upon Citrix’s issuance of an Acceptance Notice (“Acceptance”).  Further, if Citrix does not provide a Rejection Notice within the thirty (30) day acceptance testing period, the applicable Deliverable shall be deemed accepted, unless Citrix gives a notice of extension to Avistar prior to the expiration of the aforementioned thirty (30) day period.  Upon Acceptance, the obligations and rights of both parties as set forth in this Agreement will apply to the Deliverables, including the payment obligations of Citrix pursuant to Section 9.

3.3 Failure to Meet Acceptance Criteria.  In the event that Citrix issues a Rejection Notice for a Deliverable, such Rejection Notice will indicate, with reasonable detail, the Errors, deficiencies, or inadequacies upon which Citrix is basing such rejection.  Promptly upon receipt of such Rejection Notice, Avistar will, at no cost to Citrix, repair or cure the Errors, deficiencies, or inadequacies and resubmit such Deliverable to Citrix for acceptance testing pursuant to the provisions of this Section 3.  Notwithstanding anything in the foregoing to the contrary, if Avistar fails to repair or cure the Errors, deficiencies, or inadequacies within twenty (20) Business Days of the receipt of a Rejection Notice (the “Correction Period”), then Citrix may, at its sole discretion, do any one or more of the following:

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

3.3.1 Citrix may extend the Correction Period;

3.3.2 Citrix may revise the Specifications to bring the Deliverable into compliance; or

3.3.3 Citrix may make a final rejection of the Deliverable by issuing a written notice of final rejection to Avistar, (“Final Rejection”).  In the event of a Final Rejection:

(a) Citrix will have no payment obligation for the Deliverable, Avistar will no longer be obligated to deliver the Deliverable and Avistar will promptly (but in any event within thirty (30) days) refund to Citrix any License Fees that have already been paid by Citrix with respect to the Deliverable; and

(b) in the event that the rejected Deliverables are the Phase No. 1 Deliverables, Phase No. 2 Deliverables or Phase No. 3 Deliverables, Citrix shall be entitled to terminate this Agreement upon written notice to Avistar, and Avistar shall promptly refund to Citrix any License Fees that have already been paid by Citrix and that are refundable in accordance with the provisions of Exhibit A.

3.3.4 In the event that Citrix extends the Correction Period pursuant to Section 3.3.1 and Avistar, despite using commercially reasonable efforts to do so, is unable to bring the Deliverable into compliance with the Specifications during such extended Correction Period or twenty (20) Business Days, whichever is shorter, Avistar may terminate the parties’ obligations hereunder with respect to such Deliverable by issuing a written notice to Citrix.  In the event Avistar issues such written notice to Citrix:

(a) Citrix will have no payment obligation for the Deliverable, Avistar will no longer be obligated to deliver the Deliverable and Avistar will promptly (but in any event within thirty (30) days) refund to Citrix License Fees that have already been paid by Citrix and that are refundable in accordance with the provisions of Exhibit A; and

(b) in the event that such Deliverables are the Phase No. 1 Deliverables, Avistar shall be entitled to terminate this Agreement upon written notice to Citrix.

4.	INTELLECTUAL PROPERTY OWNERSHIP.

4.1 Ownership.

4.1.1 Ownership by Avistar. Subject to the license rights granted to Citrix hereunder, Avistar retains all right, title and interest in and to the Avistar Technology and all Intellectual Property Rights in and to the Avistar Technology.

4.1.2 Ownership by Citrix. Citrix retains all right, title and interest in and to (a) the Specifications, (b) any and all Citrix Background Technology, (c) Technology developed or controlled by Citrix or its Affiliates outside of this Agreement without use of or access to any Avistar Confidential Information and (d) any work performed by Citrix employees, including any changes to Citrix’s Source Code, whether or not recommended or requested or directed by Avistar, and all Intellectual Property Rights in and to any of the foregoing.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

4.2 Feedback.  To the extent that either party provides (whether in oral or written form) the other party with improvements, feedback, suggestions, changes or modifications to such other party’s technologies, products or services used or disclosed in connection with this Agreement (collectively, “Feedback”), such other party shall have a worldwide, non-exclusive, perpetual (without regard to any termination or expiration of this Agreement), irrevocable, fully paid, royalty-free, personal, non-transferable (except as provided in Section 16.5) right to such Feedback, solely under the Intellectual Property Rights incorporated therein or embodied thereby, to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, disclose, display and perform publicly, license, rent, lease, offer for sale, and sell any and all products, technologies or services that use or incorporate such Feedback, and to sublicense any or all of the foregoing rights, including the right to sublicense such rights to further third parties, solely in conjunction with the grant of rights in or to the grantee party’s products or services.  The foregoing license does not include the right to license the Feedback on a stand-alone basis separate from the grantee party’s products or services. Notwithstanding the foregoing, “Feedback” shall not include, and no license is granted under this Section 4.2 or implied to, the Avistar Technology, Avistar Background Technology, the Deliverables, Citrix Background Technology, any products offered by either party, or any other Intellectual Property Right of the granting party not embodied in the Feedback.

4.3 Reservation of Rights.  Each party reserves all rights not specifically granted to the other party under this Agreement.

5.	LICENSES; RESTRICTIONS.

5.1 Licenses to Citrix.

5.1.1 Citrix New Products. Subject to the terms of this Agreement including payment, Avistar hereby grants to Citrix and its Affiliates, under the Licensed Intellectual Property, a non-exclusive, irrevocable (during the Term and any wind-down period under Section 10.3), worldwide right and license as follows:

(a) Manufacturing License - to reproduce the Deliverables in object code form only as included in or with New Products for use in accordance with the Specifications;

(b) Distribution License - to market, distribute (directly or indirectly), publicly display and perform, license, sell, offer to sell, rent, lease, distribute and otherwise make available the Deliverables reproduced under Section 5.1.1(a) in object code form only as included in or with New Products pursuant to the End-User license terms described in Section 5.1.1(c) below; and

(c) End-User Sublicenses – to grant sublicenses to End-Users to use Deliverables distributed in accordance with Section 5.1.1(b) as included in or with New Products in object code form only in accordance with the Specifications; provided, however, that such End-Users will be subject to an agreement with protective provisions no less protective than those protecting the Citrix Products with which the New Product is integrated or bundled. Without limiting the foregoing, such End-User agreement shall (i) limit the use of the Microsoft Codec Implementation to communications between the respective Avistar Product containing the Microsoft Codec Implementation and Microsoft RTC Products, (ii) prohibit end users from copying (except for backup and archival purposes, and as allowed by local legislation implementing Article 6 of the EC Directive on the legal protection of computer programs (91/250/EEC) and then only to the extent necessary to achieve interoperability of an independently created program with other programs), decompiling, disassembling, reverse engineering and making any attempt to discover the source code or other proprietary aspects of the Deliverables  (including without limitation of the Microsoft Codec Implementation) to the extent permitted by applicable law and (iii) to the extent that the End-User agreement limits Citrix’s representations, warranties, damages and liabilities, such agreement will likewise limit any representations, warranties, damages and liabilities of Avistar, Microsoft and their Affiliates, but need not identify Avistar, Microsoft or any of their Affiliates by name.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

5.1.2 Product Support License.  Subject to the terms of this Agreement including payment, Avistar hereby grants to Citrix and its Affiliates, under the Licensed Intellectual Property, a non-exclusive, royalty free, irrevocable (during the Term and any wind-down period under Section 10.3) worldwide right and license to internally reproduce, make, publicly display and perform, and otherwise use the Deliverables in object code form only during the Term and any applicable wind-down period under Section 10.3 for purposes of providing maintenance, technical support and other services to End-Users, performing quality assurance, manufacturing, testing, presenting product demonstration, reference flows, developing product validation test suites, training, marketing and other tasks incidental to Citrix’s exercise of its rights under this Agreement, including: (a) carrying out the distribution activities of Section 5.1.1(b); and (b) supporting and servicing End-Users and Marketing Agents in their use of New Products sold, distributed or sublicensed to them by or on behalf of Citrix or its Marketing Agent(s).

5.1.3 Post-Termination.  Subject to the terms of this Agreement including payment, Avistar hereby grants to Citrix and its Affiliates, under the Licensed Intellectual Property, a perpetual, non-exclusive, royalty-free, worldwide, irrevocable (during the Term and for as long as such license survives under Section 10.4) license to internally reproduce, publicly display and perform, and otherwise use the Deliverables in object code form only for purposes of providing maintenance, technical support and other services to End-Users and/or Marketing Agents following the termination or expiration of the Term, in connection with such End-Users and/or Marketing Agents use of New Products rightfully sold, distributed or sublicensed during the Term in accordance with the terms hereof and any applicable wind-down period under Section 10.3.  Subject to the provisions in Section 10.3.1, the license grant in this Section 5.1.3 does not extend to or permit additional sales of Citrix Products that incorporate the Deliverables or Avistar Technology after the expiration or termination of the Term.

5.1.4 Internal Use.  Subject to the terms of this Agreement including payment, Avistar hereby grants to Citrix and its Affiliates, under all Intellectual Property Rights owned or controlled by Avistar or any of its Affiliates, a perpetual, non-exclusive, royalty free, irrevocable (during the Term and for as long as such license survives under Section 10.4) worldwide right and license to internally reproduce, display and perform and otherwise use for its and their own internal business purposes any and all Deliverables reproduced under Section 5.1.1(a) in object code form solely as necessary to exercise the licenses for the term of the respective licenses.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

5.1.5 No Reverse Engineering.  Citrix shall not decompile, disassemble, reverse engineer or make any attempt to discover the source code or other proprietary aspects of any Deliverables, Avistar Technology or other items provide hereunder, and any access to source code of such items shall be only as expressly permitted pursuant to Section 11.

5.1.6 Marketing Agents Sublicenses.  Citrix and its Affiliates may grant sublicenses to its and their Marketing Agents under any of the rights granted to Citrix under Sections 5.1, 5.1.2, and 5.1.3 above, including the right for such Marketing Agents to further sublicense such rights to other Marketing Agents.  Citrix shall remain responsible for the compliance by the sublicensees with the terms of this Agreement, and a breach by a sublicensee shall be deemed a breach by Citrix hereunder.  All sublicenses to Marketing Agents shall terminate upon termination or expiration of the applicable license granted to Citrix under this Agreement.

5.2 Avistar Acknowledgement.

5.2.1 Citrix Materials. The parties acknowledge and agree that Avistar is not relying on Citrix to provide to Avistar any specific materials in connection with this Agreement or any activities contemplated hereunder, other than Citrix’s published APIs and SDKs that are set forth on Exhibit A or a Statement of Work, the provision of which will be subject to Citrix’s standard license terms and restrictions.

5.3 Reservation of Rights.  Avistar and Citrix shall be entitled only to the express rights set forth herein.  No additional license rights are implied herein.  Any and all rights not expressly granted by a party herein are hereby reserved by such party.

5.4 Publicly Available Software.  Notwithstanding anything to the contrary, the software identified in Exhibit F is subject to the limitations and requirements of their respective licenses set forth in Exhibit F.

5.5 Microsoft Codecs.  If Citrix promotes the use of the Microsoft Codec Implementation, Citrix shall acknowledge (e.g., in the packaging, advertising, literature and marketing materials of the Avistar Product) the Microsoft Codec as the means therefor.  This does not grant Citrix any license or other right to use or display any other identifier, logo or trademark of Microsoft (including, without limitation, any logo or trademark used by Microsoft to identify Microsoft Real Time Collaboration products or services).  However, this does not restrict any right that Citrix may have under applicable trademark law to make accurate, descriptive and nominative reference to Microsoft’s trademarks in accordance with this Section 5.5.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

6.	CORE COMPETITORS.

6.1 Core Competitors.  From the Effective Date until 18 months following the earlier to occur of (a) Citrix’s release and general commercial availability of a New Product, and (b) the expiration of the eight week period following Citrix’s Acceptance of the final Deliverable scheduled to be Delivered pursuant to Exhibit A (the “Restricted Period”), Avistar will not directly or indirectly, license, market, distribute, sell, service or otherwise provide Avistar Products that have been developed or modified to include [***] voice and video features or functionality similar to the features or functionality developed for Citrix hereunder, including as a product or service, to or for any Core Competitor or any of its Affiliates for use in the Desktop Virtualization Market; provided, however, that the foregoing restriction shall not prohibit Avistar from (a) working with server-side hypervisor platforms from any Core Competitors for Avistar Server-Side Components (as defined below) outside of the Desktop Virtualization Market, (b) providing Avistar Technology to Core Competitors for use in the Server Virtualization Market or otherwise outside of the Desktop Virtualization Market, or (c) providing any Avistar Endpoint (as defined below) to any third party, provided that such Avistar Endpoint operates solely on the Citrix virtualization infrastructure.  For the avoidance of doubt, this restrictions set forth in this Section 6.1 do not apply with respect to Hewlett Packard’s “RGS” virtual desktop solution that is commercially available as of the Effective Date or any Upgrades or modifications thereafter.  For the purposes of this Section 6.1, “Avistar Server-Side Component” means Avistar’s software, which can be deployed on physical or virtual server computers, that provides voice, video and related services as shared resources on the network so such resources can be accessed by many users across the network, possibly at the same time. Without limiting the foregoing, “Avistar Server-Side Component” includes each of the following: Avistar C3 Call Control, Avistar C3 Tunnel, Avistar C3 Command, Avistar C3 Conference and Avistar C3 Connect; and “Avistar Endpoint” means Avistar’s software that provides video conferencing to users, either on a standalone basis or in combination with other third party vendors’ individual desktop applications, including by capturing voice and video from input devices, rendering voice and video to users and providing access to voice and video services. Without limiting the foregoing, “Avistar Endpoint” includes each of the following: Avistar C3 Media Engine, Avistar C3 Communicator, Avistar C3 Unified for OCS & Lync, Avistar C3 Unified for IBM Sametime and Avistar C3 Integrator for Citrix.

7.	MAINTENANCE AND SUPPORT SERVICES.

7.1 Support Services.  Avistar will provide to Citrix the Support Services upon the terms and conditions set forth in Exhibit B or any Statement of Work.  Without limiting Avistar’s obligations under Exhibit B, and at no additional charge to Citrix, (a) all Corrections, Upgrades and other modifications to the Avistar Products will be ported into and made a part of the Deliverables (provided that the definition of Phase No. 1 Deliverables, Phase No. 2 Deliverables and Phase No. 3 Deliverables shall remain unchanged) and/or any other applicable Deliverables, (b) Avistar will deliver to Citrix all Corrections, Upgrades and other modifications to the Deliverables and Avistar Products during the Term promptly following the development of such Corrections, Upgrades and other modifications, (c) Avistar will develop and implement Upgrades to the Deliverables periodically from time to time, and (d) Avistar will consider in good faith developing and implementing any and all Upgrades to the Deliverables that are requested by Citrix or End-Users to the extent such Upgrades provide features and/or functionality beneficial to Avistar’s other customers.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

8.	OBLIGATIONS OF THE PARTIES.

8.1 Cooperation.  Each party agrees to use its commercially reasonable efforts to:  (a) provide the other party, in a timely fashion, with all information reasonably required for the performance of its obligations hereunder; (b) provide the other party with reasonable access to the first party’s premises as required for the performance of its obligations hereunder but subject to the other party’s compliance with the first party’s standard security, confidentiality and employment policies and procedures; (c) cooperate with the other party in the performance of its obligations; and (d) participate in conducting training sessions and assign personnel with appropriate training and experience to work as part of its project team or in consultation with its personnel.

8.2 Independent Action.  Except as provided in Sections 4, 6 or 15, this Agreement will not prevent any party or its Affiliates or Successors from developing, creating, acquiring, producing, marketing, licensing, selling or distributing materials, products, services, or other work product which are competitive with those of the other party.  Each party will independently set the prices and terms of license and sale for its own products and services.

8.3 Insurance.  During the Term and for a period ending five (5) years thereafter, Avistar will maintain, at its own expense, insurance as described in Exhibit A or any Statement of Work. Within ten (10) Business Days following the Effective Date, and upon the renewal date of each policy, Avistar will provide to Citrix evidence of insurance and such other related documentation relating to such policies as Citrix may reasonably request.  In the event that Citrix reasonably determines the coverage obtained by Avistar to be less than that required to meet Avistar's obligations created by Section 8.3 of this Agreement, then Avistar agrees that it shall promptly acquire such coverage and notify Citrix in writing that such coverage has been acquired.  All insurance must be issued by one or more insurance carriers rated not less than A in the A.M. Best Company Rating Guide.  Avistar's insurance will be deemed primary with respect to all obligations assumed by Avistar under this Agreement.  If Avistar fails to perform any of its obligations in this Section, Citrix may withhold payment for any sums owed Avistar until such time as Avistar meets such obligations.

8.4 On-Site Staffing Obligations.

8.4.1 In the event that any Avistar personnel are on-site at any Citrix location in connection with Avistar’s performance of its obligations under this Agreement, then Avistar shall cause all such personnel to (a) conduct her/his obligations under this Agreement in such a manner that does not interfere with the operation of Citrix’s business, and (b) observe and adhere to all applicable security, safety and administrative policies, instructions and requirements of Citrix.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

8.4.2 Without limiting the foregoing, in the event that any such personnel are required to be on-site at a Citrix location for any extended period of time, then Avistar will cause such personnel to execute a copy of each of Exhibit E-1 and Exhibit E-2, which fully executed originals of said documents will be presented to Citrix prior to such Avistar personnel beginning such extended on-site visit to a Citrix location (provided that Citrix will not be in privity with such Avistar personnel and such Avistar personnel will not be a third party beneficiary of said documents but instead Avistar will be responsible for its personnel’s compliance therewith).

8.4.3 Each party agrees that it shall remain responsible for claims from its own employees notwithstanding such employees being at the other party’s location, other than claims arising from the negligence or willful misconduct of the other party.

8.5 Branding. Citrix will have the sole right to determine the branding of any and all New Products, including the right to make such New Products available on a “private-label” basis without any reference to, or identification of, Avistar or any of its Affiliates or any of its or their products, services or technologies, provided that the Avistar brand must be displayed in at least one place in connection with the Avistar Product.  Unless expressly set forth in this Agreement or under a separate trademark license agreement between the parties, neither party shall use the other party’s name, logos, or trademarks to market any products or services or otherwise without the other Party’s express written permission.  Notwithstanding the foregoing, Citrix agrees to distribute an Avistar-Branded Sample Application related to the Deliverables to customers, subject to Citrix’ approval, which shall not be unreasonably withheld or delayed, and Citrix’s use of any names, logos, or trademarks in connection with the Avistar-branded sample application shall be subject to Avistar’s approval, which shall not be unreasonably withheld or delayed.

8.6 Change of Control Notice.  Avistar will provide ten (10) Business Days advanced written notice to Citrix prior to entering into any definitive agreement, or any other binding obligation to enter into a definitive agreement, to effect a Change of Control of Avistar.

9.	FEES AND PAYMENT.

9.1 License Fees.  Citrix shall pay the license fees set forth in Exhibit A (“ License Fees”) in accordance with the payment schedule set forth therein.  Any additional license fees will be set forth on any Change Order or Statement of Work.

9.2 Renewal Fees.  In the event that Citrix renews this Agreement in accordance with Section 10.1, Citrix shall pay the license renewal fees set forth in Exhibit D (“License Renewal Fees”) in accordance with Section 10.1.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

9.3 Support Fees.  Subject to the terms and conditions of Exhibit B, Citrix shall pay the Support Fees set forth in Exhibit D (“Support Fees”).  Any additional Support Fees will be set forth on any Change Order or Statement of Work.  All Support fees shall be payable in accordance with the terms of this Section 9.

9.4 Taxes.  Fees exclude, and Citrix will pay, all sales, value-added, use or other governmental taxes, fees and charges of any kind except for taxes based on Avistar’s net income (“Taxes”).  Taxes paid or payable by Avistar will be invoiced to and paid by Citrix.  Each party is responsible for its own respective income taxes or taxes based upon gross revenues, including but not limited to business and occupation taxes.

10.	TERM AND TERMINATION.

10.1 Term.  Unless terminated or renewed pursuant to the terms hereof, the term of this Agreement will commence on the Effective Date and continue for an initial period of four (4) years following the date that Citrix first delivers a commercial release version of a New Product to a Citrix customer (the “Initial Term”).  Citrix may elect to renew this Agreement for an additional four (4) year term (the “Renewal Term” and together with the Initial Term, the “Term”) by providing written notice to Avistar of such election prior to the expiration of the Initial Term and payment of the applicable renewal fees set forth in Exhibit D.  Notwithstanding the foregoing, the term of the rights to the Microsoft Codec Implementations shall not extend beyond five (5) years from August 15, 2011; provided, however, that in the event that Citrix elects to renew this Agreement as provided above, Avistar shall use commercially reasonable efforts to renew the Microsoft Codec License, and Citrix shall not be obligated to pay the License Renewal Fees set forth in Exhibit D and neither party shall be obligated to renew this Agreement until such time as (a) Avistar is successful in renewing the Microsoft Codec License, or (b) Citrix otherwise obtains sufficient rights from Microsoft to permit the distribution of the Microsoft Codecs in or with New Products.  Unless Citrix has otherwise obtained sufficient rights to permit such distribution, Avistar shall provide Citrix prompt notice in the event that Miscrosoft terminates the Microsoft Codec License, or in the event that Miscrosoft notifies Avistar in writing under the Microsoft Codec License of the occurrence of an event giving Miscrosoft the right to terminate the Microsoft Codec License.

10.2 Termination.

10.2.1 Either party may terminate this Agreement upon written notice to the other (a) immediately in the event that the other party commits a material breach of any duty or obligation under this Agreement that is not subject to cure, or (b) in the event that the other party commits a material breach of any duty or obligation under this Agreement that is subject to cure, but such breach is not cured within thirty (30) calendar days after receiving written notice of such breach.

10.2.2 Citrix may terminate this Agreement upon a Final Rejection, to the extent provided under Section 3.3.3(b).

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

10.2.3 Avistar may terminate this Agreement to the extent provided under Section 3.3.4(b).

10.2.4 This Agreement may be terminated at any time upon the mutual agreement of both parties hereto, evidenced by a writing signed by authorized representatives of both parties.

10.2.5 Either party may terminate this Agreement immediately if the other party (a) materially breaches this Agreement due to becoming the subject of a voluntary or involuntary petition in bankruptcy or any voluntary or involuntary proceeding relating to insolvency, receivership, liquidation, or assignment or composition for the benefit of creditors, provided that in the case of an involuntary petition or proceeding such petition or proceeding is not dismissed within sixty (60) calendar days of filing; or (b) dissolves or otherwise ceases to conduct business in the ordinary course.

10.2.6 Citrix acknowledges that Microsoft has the right to terminate the Microsoft Codec License if Citrix or any third party brings any proceeding against Microsoft or any Affiliates, licensees etc. for patent infringement of any Microsoft Codecs and following such termination by Microsoft, Citrix would have no further right to distribute the Microsoft Codecs, provided that such termination shall not cancel, terminate or affect the rights of End Users to use the Microsoft Codecs that were previously rightfully granted to such End-Users pursuant to the terms of this Agreement.  Avistar hereby covenants that it will not bring, and will not assist or support any third party in bringing, any proceeding against Microsoft or any Affiliates, licensees etc. for patent infringement of any Microsoft Codecs, and Avistar will include a provision in each agreement pursuant to which Avistar provides the Microsoft Codecs to a third party restricting such third party to doing any of the foregoing.  Citrix agrees that Citrix shall be restricted from doing any of the foregoing.  Without limiting the foregoing, in the event that Avistar brings any proceeding against Microsoft or any Affiliates, licensees etc. for patent infringement of any Microsoft Codecs and Microsoft terminates the Microsoft Codec License, Avistar shall promptly (but in any event within thirty (30) Business Days) refund two hundred thousand dollars ($200,000) to Citrix.

10.3 Result of Termination.

10.3.1 For a period of twelve (12) months following any expiration or termination of this Agreement other than a termination pursuant to Sections 10.2.2 or 10.2.3 or by Avistar pursuant to Section 10.2.5 (the “Distribution Wind-Down Period”), Citrix shall continue to have the right to distribute and sublicense New Products to End Users through Citrix’s usual channels of distribution either directly or indirectly pursuant to the terms of this Agreement.  During the Distribution Wind-Down Period Citrix will continue to pay the Support Fees pursuant to Section 9 and the provisions of this Agreement shall remain in force to the extent required for the limited purpose of permitting Citrix to distribute and sublicense New Products.

10.3.2 For a period of twenty-four (24) months following any expiration or termination of this Agreement other than a termination by Avistar pursuant to Section 10.2.5 or a termination pursuant to Section 10.2.2 or 10.2.3 (the “Support Wind-Down Period”), Avistar will continue to provide Support Services pursuant to the terms of this Agreement.  Citrix will continue to pay Support Fees pursuant to Section 9 during the Support Wind-Down Period.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

10.3.3 Upon a termination of this Agreement pursuant to Section 3.3.3(b) or 3.3.4(b), Avistar shall refund to Citrix any applicable refundable portion of the Licensee Fee (if any) as set forth in Exhibit D.

10.3.4 Upon the termination or expiration of this Agreement for any reason, except as otherwise provided by this Agreement, Citrix will have no obligation to pay any further fees to Avistar under this Agreement.

10.3.5 The termination or expiration of this Agreement for any reason shall not cancel, terminate or affect any right to use sublicenses previously rightfully granted to End-Users pursuant to the terms of this Agreement.

10.3.6 Upon the termination or expiration of this Agreement for any reason, Avistar will return to Citrix or destroy Citrix’s Confidential Information in tangible form and provide an officer’s certificate signed by an officer of Avistar that such Confidential Information has been completely returned or destroyed.  Upon termination of the licenses granted herein, Citrix will return to Avistar or destroy Avistar’s Confidential Information in tangible form and provide an officer’s certificate signed by an officer of Citrix that such Confidential Information has been completely returned or destroyed.

10.4 Survival.  In addition to the provisions of this Agreement that survive this Agreement pursuant to their terms, (A) Sections 1, 3.3.3(a), 3.3.3(b), 3.3.4(a), 3.3.4(b), 4, 5.1.5, 5.4 (for the period of the license to the associated software), 5.5 (for the period of the license to the associated software), 8.3 (for the period set forth therein), 10.3, and 12 through 16 of this Agreement, and (B) other than in the event of a termination by Avistar pursuant to Section 10.2.1 for Citrix’s breach of its payment obligations hereunder or Section 10.2.5 or a termination pursuant to Section 10.2.2 or 10.2.3, Sections 5.1.2, 5.1.3, 5.1.4, 11.2 (for the period set forth therein) and 11.5, will survive any termination or expiration of this Agreement for any reason and will continue in full force and effect and will apply to each party’s Successors and permitted assigns.

11.	SOURCE CODE.

11.1 Delivery.  Concurrently with Avistar’s delivery of any software Deliverables, Avistar shall deliver to Citrix all Source Code that is incorporated in or otherwise necessary to operate, maintain or support such Deliverables (“Avistar Source Code”) and all related Source Code Documentation (collectively “Source Code Materials”).  On not less than a quarterly basis, Avistar shall deliver to Citrix updates to the Source Code Materials to reflect changes in and additions to the Source Code Materials, including with respect to all Upgrades and Corrections.  Access to the Source Code Materials shall be limited to Citrix employees, consultants and agents on a “need to know” basis under the access control procedures set forth in Section 11.3.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

11.2 Reference and Debugging Source Code License.  Subject to the terms of this Agreement including payment and without limiting the foregoing subject to Section 11.3, Avistar hereby grants Citrix a non-exclusive, worldwide right and license to, during the Term and any wind-down period under Section 10.3, (a) use the Source Code Materials internally in printed or digital form and to view the Avistar Source Code within a debugger for reference purposes and for debugging the integration of the Deliverables with Citrix Products, and (b) internally modify, assemble, compile or link the Avistar Source Code and execute the resulting derivative Object Code on a temporary basis for the purpose of debugging the integration of the Deliverables with Citrix Products (but for the avoidance of doubt, not distribute to any third party, and not otherwise use in connection with any commercial product other than internal use, but not distribution to any third party, for such debugging and integration in connection with New Products) (collectively, the “Reference License”).

11.3 Source Code Restrictions.  Citrix’ use of the Source Code Materials is subject to the following restrictions:  (a) Citrix’ use of the Source Code Materials is restricted to a controlled environment segregated from Citrix’ other development efforts and subject to password and other protection at least as protective as the measures Citrix uses for its own highly confidential Source Code, (b) Citrix shall maintain a written list of employees who will be allowed access to the Source Code Materials and access shall be limited to the employees on such list, (c) each access by an employee must be approved by a senior executive of Citrix and (d) without limiting the foregoing, Citrix shall handle and protect the Source Code Materials in a manner at least as protective as Citrix uses for its own highly confidential Source Code.  In addition, Citrix acknowledges and agrees that the Source Code access tool provided by Avistar automatically maintains a log of who has had access to the Source Code Materials, and the time and date of the access, and Citrix shall not disable or otherwise interfere with Avistar’s collection of such information through the Source Code access tool.  Upon at least thirty (30) days prior notice, and no more frequently than once in any twelve (12) month period (unless Avistar reasonably believes that Citrix is not incompliance with the restrictions set forth in this Section 11.3), Avistar shall have the right, at its own expense, to have an independent third party accountant that is reasonably acceptable to Citrix, audit Citrix’ records that are directly related to Citrix’s compliance with this Section 11.3 to verify Citrix’s compliance with this Section 11.3.  Personnel auditing Citrix’s records on behalf of Avistar shall enter into a written confidentiality agreement with Citrix containing provisions regarding the disclosure of information obtained during the audit that are at least as restrictive as the provisions of Section 15; provided that, such personnel will be permitted to disclose and only disclose to Avistar whether and to what extent Citrix has failed to comply with the requirements of this Section 11.3 and a copy of such report shall also be provided to Citrix.  Any breach of this Section 11.3 shall be deemed a material breach of the Agreement.

11.4 Verification.  Prior to the delivery of any Source Code Materials to Citrix pursuant to Section 11.1, Avistar shall verify and validate the loading, compilation and production procedures for the Avistar Source Code and the development and running environments for the Avistar Source Code (collectively, the “Verification Procedure”).  Avistar shall inform Citrix at least thirty (30) Business Days prior to the proposed delivery to Citrix of any Source Code Materials hereunder, and Citrix shall have the right to be present and observe, at Citrix’s own expense, the performance of the Verification Procedure for such Source Code Materials, which shall include (a) confirming that the Avistar Source Code is readable, virus-free, and that the proposed delivery to Citrix will include decryption keys if the materials are encrypted; (b) providing a complete audit and inventory of the deposit and verifying the presence of build instructions and identification of materials necessary to recreate the original development environment; (c) validating whether the development environment can be recreated from the documentation and files supplied with the deposit; (d) testing the functionality of the compiled deposit materials by comparing the files built to the executable file running at Avistar; and (e) confirming that the Source Code Materials are fully functional in the event of an Source Code Release Condition (as defined below).

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

11.5 Maintenance License.  Subject to the terms of this Agreement including payment and without limiting the foregoing subject to Section 11.3 and Section 11.6, Avistar hereby grants to Citrix a nonexclusive, paid-up, royalty-free license to use, compile, reproduce, modify, publicly perform, and digitally perform the Source Code Materials, following the occurrence of a Source Code Release Condition, (a) to perform Avistar’s maintenance and support obligations under this Agreement for the purpose of fulfilling Citrix’s support and maintenance obligations to End Users and Marketing Agents with respect to the Deliverables, Derivative Works, and Interfaces and (b) to otherwise continue to exercise Citrix’s rights under the license grants set forth in Section 5 for the term thereof and subject to the limitations thereof (collectively, the “Maintenance License”).  The Maintenance License shall survive on its own terms independently of the existence of this Agreement for the term of the respective licenses of Section 5 but shall continue in full force and effect no longer than the end of Citrix’s maintenance obligations with respect to the applicable New Product, or such other date as mutually agreed upon by the parties in writing. For the purposes of this Section 11, “Source Code Release Condition” means that Avistar, or any Successor to Avistar, fails to cure a material breach of its maintenance and support obligations under this Agreement within forty five (45) days of Citrix’s notice; or Avistar dissolves or otherwise ceases to conduct business in the ordinary course.

11.6 Procedure.

11.6.1 Citrix agrees that it shall not exercise the Maintenance License except upon the occurrence and during the period of a Source Code Release Condition.  If Citrix reasonably believes the conditions to effect a Source Code Release Condition have been met, before exercising the Maintenance License, Citrix shall provide Avistar with prior written notice of that belief (the “Source Code Release Notice”), including the specific Source Code Release Condition that Citrix believes has occurred, along with supporting documentation, if any, supporting that belief.

11.6.2 If Avistar reasonably disagrees in good faith with Citrix’s conclusions regarding a Source Code Release Condition and wishes to contest such conclusions (a “Release Dispute”), Avistar must notify Citrix in writing within seven (7) Business Days after receiving Citrix’s Source Code Release Notice.  If Citrix does not receive notice from Avistar disagreeing with Citrix’s conclusions within seven (7) Business Days of Avistar’s receipt of Citrix’s Source Code Release Notice, then Citrix shall be entitled to exercise the Maintenance License for its term provided that the Source Code Release Condition continues.  The parties shall resolve any and all disputes regarding the Source Code Release Condition in accordance with the dispute resolution procedure set forth in Section 11.6.3.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

11.6.3 If Citrix receives notice from Avistar disagreeing with Citrix’s conclusions regarding a Source Code Release Condition within seven (7) Business Days of Avistar’s receipt of Citrix’s Source Code Release Notice, the parties will each, within six (6) Business Days of Avistar’s receipt of Citrix’s Source Code Release Notice, agree upon a neutral, independent arbitrator.  The parties and the arbitrator will schedule a hearing to take place no later than twelve (12) Business Days of Avistar’s receipt of Citrix’s Source Code Release Notice.  Within three (3) Business Days of the selection of the arbitrator, the parties shall send a copy of this Agreement and simultaneous letter briefs not exceeding twenty-five (25) double-spaced pages, plus supporting exhibits and testimony, outlining each party’s position on the Release Dispute to the arbitrator and to each other at least two (2) Business Days before the hearing. Each party will be allowed up to two (2) hours to present evidence and attorney argument, including rebuttal, for the hearing. The arbitrator shall render a decision, which simply sides with one side or the other, within two (2) Business Days after the hearing.  The rulings of the arbitrator shall be binding, and non-appealable and may be entered as a final judgment in any court of competent jurisdiction. The Commercial Arbitration Rules of the American Arbitration Association shall apply to arbitration process to the extent not inconsistent with the express provisions of this Section 11.6.3.  The arbitration shall be governed by the laws of the State of New York, without regard to its choice of law principles, and any and all hearings or proceedings taking place in person shall take place in San Francisco, California.  The expenses of the arbitration shall be shared equally by the parties, with each party bearing its own costs and expenses.

11.7 Microsoft Codecs.  The rights under this Section 11 shall not apply with respect to the Microsoft Codecs, and, notwithstanding the foregoing, Citrix shall have no right under this Agreement or the Microsoft Codec License to obtain or access the Source Code of the Microsoft Codecs.

12.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

12.1 Rights in the Deliverables.

12.1.1 Avistar represents and warrants that it has all required rights in and to the Deliverables to enter into this Agreement and to grant the licenses herein.

12.1.2 Avistar represents, warrants and covenants that, (a) except as set forth on Exhibit F, no Publicly Available Software is used in, linked with, incorporated into or integrated or bundled with any Deliverable, and (b) except as identified to Citrix with thirty (30) days prior written notice (a “PAS Notice”), following the Effective Date, no Publicly Available Software will be used in, linked with, incorporated into or integrated or bundled with any Deliverable, to the extent such software is Publicly Available Software at the time it is first used in, linked with, incorporated into or integrated or bundled.  None of the licenses relating to the Publicly Available Software listed on Exhibit F, or identified in any PAS Notice, obligate or will obligate Citrix to (i) distribute or disclose any other Citrix software combined, distributed or otherwise made commercially available with such Publicly Available Software in source code form, or (ii) license or otherwise make available Citrix software combined, distributed or otherwise made commercially available with such Publicly Available Software or any associated intellectual property rights on a royalty free basis.  Any list of Publicly Available Software set forth in Exhibit F or in a PAS Notice will also contain a list of the licenses (e.g., GPL, LGPL, Apache, etc.) associated with the corresponding Publicly Available Software.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

12.2 Authority.  Each party represents and warrants that (a) it has full power and authority to enter into this Agreement, perform its obligations hereunder, and convey the rights conveyed herein; (b) it has not entered into nor will it enter into any agreement that would conflict or be inconsistent with its obligations hereunder or render it incapable of satisfactorily performing its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action; (d) it has duly and validly executed and delivered this Agreement; and (e) this Agreement constitutes a valid, binding and enforceable obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights and remedies of creditors generally.

12.3 No Undisclosed Liabilities.  Avistar has not, at any time, (a) made a general assignment for the benefit of creditors, (b) filed, or had filed against it, any bankruptcy petition or similar filing, (c) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, or (d) admitted in writing its inability to pay its debts as they become due.  Avistar is not insolvent.

12.4 Litigation.  There is no action, suit, proceeding or investigation of any nature pending or, to Avistar’s knowledge, threatened against Avistar with respect to the Deliverables or, to Avistar’s knowledge, any of its employees with respect to the Deliverables, nor, to Avistar’s knowledge, is there any reasonable basis therefor.

12.5 Performance Warranty.  Avistar represents and warrants that for a period of one (1) year following the shipment by Citrix of New Products to End-Users (the “Warranty Period”), the Deliverables will perform in all material respects in accordance with the Specifications and without material Errors.  If during the Warranty Period the Deliverables fail to so conform, then Avistar, as its sole liability, will make commercially reasonable efforts to correct any such non-conformance or Error at no additional charge, pursuant to Avistar’s maintenance and support obligations hereunder, promptly after receipt of notice of such non-conformance or Error (with a reasonably detailed description of same) from Citrix.  The foregoing sentence shall be Citrix’ sole remedy with respect to any breach of the warranty in this Section 12.3.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

12.6 Obligations.  Avistar covenants that it will perform its obligations under this Agreement on a timely basis, with reasonable care and skill in a professional manner and using appropriately trained personnel.

12.7 Export Control. Each party represents and warrants that before using, sublicensing, or otherwise distributing the Avistar Technology outside the United States, each party will:  (a) fully comply with all then current regulations of the United States Office of Export Administration and other applicable Governmental Entities; and (b) fully comply with all then current and applicable regulations of any Governmental Entities in whose country the Avistar Technology is used, sublicensed, or distributed pursuant to this Agreement.  Avistar, at Citrix’s expense, will assist Citrix in obtaining any permits or licenses required by the destination country or the United States Office of Export Administration, in order to use, sublicense or distribute the Avistar Technology outside the United States.

12.8 Obligations Under Agreement and Law.  Each party represents and warrants that it will at all times comply with all obligations under this Agreement and all applicable laws, rules and regulations in connection with the execution and performance of this Agreement.

12.9 Intellectual Property. Avistar hereby represents, warrants and covenants that:

12.9.1 The Deliverables, used in accordance with the Specifications and other terms of this Agreement, do not and will not infringe or misappropriate, or give rise to an allegation of infringement or misappropriation of, any Intellectual Property Rights of any third party; provided, however, Avistar does not represent and warrant against any infringement to the extent is a result of, (a) modification of the Avistar Technology and/or the Deliverables by anyone other than Avistar after delivery by Avistar if such infringement would not have occurred but for such modification, (b) the combination of the Avistar Technology and/or the Deliverables with other items not provided by Avistar if such infringement would not have occurred but for such modification, (c) any use of the Avistar Technology and/or the Deliverables outside of New Products with which it is distributed, or otherwise not in accordance with the Specifications, or other terms of this Agreement, (d) Technology, Specifications and/or designs provided by Citrix, or (e) any Intellectual Property Right covering (i) the MPEG standard that is licensed by MPEG LA, LLC or (ii) the Microsoft Codecs.

12.9.2 Avistar has not and will not intentionally add to any Deliverable any (a) computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware or (b) unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command.  Avistar has taken and will continue to take measures consistent with industry standards to prevent the Deliverables from including any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware.

12.9.3 The Source Code submitted to be scanned by the Black Duck software for each Deliverable is a complete set of human-readable Source Code for such Deliverable.

12.9.4 The transactions contemplated by this Agreement will not alter, impair or otherwise affect any rights of Avistar or any of its Subsidiaries in the Avistar Technology.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

12.10 Remedy.  Citrix sole remedy and Avistar’s sole liability for a breach of Section 12.9.1 shall be under Section 13.

12.11 Disclaimer of Warranty.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, AVISTAR AND ITS LICENSORS (INCLUDING MICROSOFT) MAKE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE AVISTAR TECHNOLOGY OR DELIVERABLES, AND AVISTAR SPECIFICALLY DISCLAIMS (ON BEHALF OF ITSELF AND ITS LICENSORS INCLUDING MICROSOFT) ANY AND ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  CITRIX ACKNOWLEDGES THAT THE DISCLAIMER OF WARRANTIES IN THIS AGREEMENT IS FAIR AND REASONABLE AND A FUNDAMENTAL PART OF THIS AGREEMENT AND THAT AVISTAR WOULD NOT AGREE TO ENTER THIS AGREEMENT WITHOUT SUCH DISCLAIMERS.

12.12 No Warranty Pass Through.  Citrix will not pass through to End Users or any other third party any warranty made by Avistar hereunder, and such third parties must look solely to Citrix in connection with any problems, warranty claims, maintenance and support requests or other matters concerning the Citrix Products and Avistar Software.  Any obligation of Avistar to provide maintenance or support to End Users or any other third party is an obligation solely to Citrix and not to such End Users or any other third party.

13.	INDEMNITY.

13.1 Avistar Indemnity.  Avistar shall indemnify and defend Citrix, its Subsidiaries, Affiliates, Successors, and each of their respective directors, officers, employees, consultants and agents (“Citrix Indemnified Parties”) from any and all judgments, fines, damages, liabilities, deficiencies, royalties, amounts paid in settlement, interest and penalties, assessments and costs and expenses (collectively, “Damages”) that are imposed on or incurred or suffered by any of them as a result of, with respect to or in connection with any third party claim or action which may be asserted or suffered by any and all Citrix Indemnified Parties based on or arising out of any allegation which, if true, would constitute a breach of any of Avistar’s representations, warranties or covenants under Sections 12.1.2, 12.8 or 12.9.1.  Citrix shall notify Avistar promptly upon learning that such a claim has been or may be asserted and shall reasonably cooperate with Avistar at Avistar’s expense in defense of the claim and any negotiation for its settlement or compromise.  Avistar shall have sole control over the defense of the claim and any negotiation for its settlement or compromise; provided, however, that Citrix may, at its expense, employ separate counsel to monitor and participate in the defense and settlement of any claim and that Citrix’s advance written consent shall be necessary for any settlement.  Citrix shall permit Avistar, at Avistar’s option and expense, to (i) procure the right for Citrix to continue to exercise its rights in and under the infringing Deliverables, (ii) replace or modify the infringing Deliverables to eliminate the infringement while providing a compatible product with functionally equivalent performance that is acceptable to Citrix in Citrix’s discretion, or (iii) if (i) or (ii) is not commercially reasonable, terminate the Agreement and licenses granted to Citrix hereunder and refund to Citrix an amount of the fees paid hereunder less a reasonable amount for the exercise of the license prior to termination at which point Citrix shall cease all exercise of such licenses.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

13.2 Citrix Indemnity.  Except to the extent covered by Avistar’s warranty under Section 12.9, Citrix shall indemnify and defend Avistar, its Subsidiaries, Affiliates, Successors, and each of their respective directors, officers, employees, consultants and agents (“Avistar Indemnified Parties”) from any and all Damages that are imposed on or incurred or suffered by any of them as a result of, with respect to or in connection with any third party claim or action which may be asserted or suffered by any and all Avistar Indemnified Parties based on or arising out of any allegation that any New Product distributed by Citrix infringes or misappropriates, or gives rise to an allegation of infringement or misappropriation of, any Intellectual Property Rights of any third party.  Avistar shall notify Citrix promptly upon learning that such a claim has been or may be asserted and shall cooperate with Citrix at Citrix’s expense in defense of the claim and any negotiation for its settlement or compromise.  Citrix shall have sole control over the defense of the claim and any negotiation for its settlement or compromise; provided, however, that Avistar may, at its expense, employ separate counsel to monitor and participate in the defense and settlement of any claim and that Avistar’s advance written consent shall be necessary for any settlement.

14.	DISCLAIMER OF CONSEQUENTIAL DAMAGES; LIMIT ON LIABILITY.

14.1 EXCEPT TO THE EXTENT THAT LIABILITY ARISES FROM BREACHES OF SECTION 6, INFRINGEMENT OR MISAPPROPRIATION OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY, CITRIX’ BREACH OF SECTION 11.3 OR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15, NEITHER PARTY (NOR ITS LICENSORS INCLUDING MICROSOFT) WILL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.

14.2 EXCEPT TO THE EXTENT THAT LIABILITY ARISES UNDER SECTION 13.1 DUE TO A BREACH OF SECTION 12.9.1, INFRINGEMENT OR MISAPPROPRIATION OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER PARTY, CITRIX’ BREACH OF SECTION 11.3, BREACHES OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15, OR EXPRESS PAYMENT OBLIGATIONS HEREUNDER, EACH PARTY’S CUMULATIVE TOTAL LIABILITY FOR ANY AND ALL OBLIGATIONS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO SIX MILLION DOLLARS ($6,000,000).  WITHOUT PREJUDICE TO OTHER APPLICABLE LIMITATIONS, THE FOREGOING SHALL LIMIT EACH PARTY’S LICENSORS’ LIABILITY ARISING HEREUNDER (INCLUDING THAT OF MICROSOFT).

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

15.	CONFIDENTIAL INFORMATION.

15.1 Each of Citrix and Avistar agrees that, with respect to Confidential Information furnished to it by the other party to this Agreement, it will maintain such information in confidence in the same manner to the same extent it protects its own confidential and/or proprietary information of a similar nature, but in no event with less than reasonable care. By way of illustration and not as a limitation, Confidential Information shall not be disclosed to any person except the recipient’s employees and only on a need-to-know basis where such employees shall be made aware of the information’s proprietary or confidential nature and shall be under a contractual restriction on non-disclosure and proper treatment of Confidential Information. The recipient of Confidential Information agrees that the Confidential Information received by it will be used internally solely for the purpose of this Agreement and will not be used for any other purpose whatsoever. Each party shall be responsible for any breach of this Agreement by any and all employees, agents, parents, subsidiaries, affiliates or similar persons or entities.

15.2 This Agreement, and the information contained herein, shall be deemed the Confidential Information of each party and shall not be disclosed by either party, other than to Affiliates of the parties and the professional advisors of, investors in, acquirers and/or sublicensees of and/or lenders to the parties and/or their Affiliates (and the professional advisors of any such investors, acquirers, sublicensees or lenders); provided, however, that any such recipient is bound by a written agreement (or in the case of professional advisors, formal ethical duties) requiring such recipients to treat, hold and maintain this Agreement, and the information contained herein, as confidential information and not to use such information for any purpose other than the evaluation of the potential investment, acquisition, sublicense and/or loan transaction.  Notwithstanding the foregoing to the contrary, this Agreement, and the information contained herein, may be disclosed as otherwise required pursuant to applicable law, regulation, stock market or stock exchange rule or rule of a self regulatory organization (e.g., rules or regulations of the United States Securities and Exchange Commission, the Nasdaq or the NYSE); provided, however, that a Party proposing to make such a disclosure as required by law, rule or regulation shall inform the other Party a reasonable time prior to such required disclosure, shall provide the other party with a copy of the text of such proposed disclosure sufficiently in advance of the proposed disclosure to afford such other party a reasonable opportunity to review and comment upon the proposed disclosure (including, if applicable, the redacted version of this Agreement) and shall reasonably consider, consistent with applicable law, rule and regulation (including interpretations thereof), the requests of the other party regarding confidential treatment for such disclosure.

15.3 Each Disclosing Party understands that the Receiving Party may currently or in the future be developing information internally, or receiving information from third parties that may be similar to the Disclosing Party’s Confidential Information. Accordingly, except as set forth in this Agreement, this Agreement and the activities hereunder do not imply a restriction of the Receiving Party from developing products or services, or have products or services developed for it, that compete with the products or services contemplated by the Disclosing Party’s Confidential Information provided that there is no violation of the terms of this Agreement (including this Section 15) or any use of the other party’s Intellectual Property Rights.  For avoidance of doubt, this clause is not, and shall not imply, a license to any Confidential Information, Technology or Intellectual Property Right.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

16.	GENERAL PROVISIONS.

16.1 Governing Law.  This Agreement and all issues or claims arising out of or in connection with this Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.  The United Nations’ Convention on International Sale of Goods does not apply.  All actions arising out of or in connection with this Agreement will be brought in the state or federal courts of New York, and both parties irrevocably consent to the exclusive jurisdiction of such courts and waive any objections as to venue or inconvenience of the forum.

16.2 Further Assurances.  Each party will cooperate with the other, both during and after the Term, to execute, when reasonably requested and at the other party’s expense, any documents deemed necessary to carry out the purpose of this Agreement.

16.3 Severability; Waiver.  If any provision of this Agreement is held to be invalid or unenforceable for any reason in a final determination by a court validly asserting jurisdiction, the remaining provisions will continue in full force without being impaired or invalidated in any way and the parties agree to negotiate in good faith to replace any invalid provision with a valid provision which achieves the intent and economic effect of the invalid provision.  The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach of the same or any other provision, nor will any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.  No approval, consent or waiver will be enforceable unless signed by the granting party referencing this Section 16.3. The remedies under this Agreement will be cumulative and not alternative and the election of one remedy for breach will not preclude pursuit of other remedies.

16.4 Headings; Construction.  Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.  The term “including” means “including, without limitation,” and “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole.  The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “any” shall mean “any and all” unless otherwise clearly indicated by context.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

16.5 Assignment.  Neither Avistar nor Citrix may assign its rights or delegate its duties and obligations under this Agreement (including by operation of law) without the prior written consent of the other party, provided, however, except that either party (the “Assigning Party”) may assign or transfer this Agreement without the written consent of other party (the “Non-Assigning Party”) to a corporation or other business entity succeeding to all or substantially all the assets and business of the Assigning Party to which this Agreement relates by merger, purchase, reorganization, reincorporation, or otherwise, provided that such corporation or other business entity expressly assumes all of the terms and conditions of this Agreement.  The Assigning Party shall provide prompt notice to the Non-Assignment Party of any such transfer or assignment upon such event or promptly thereafter. Any attempted assignment, delegation or transfer by an Assigning Party in violation hereof shall be null and void.  Subject to the foregoing, this Agreement shall be binding on the parties and their Successors and permitted assigns.

16.6 Independent Contractors.  The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.  Neither party will have the power to obligate or bind the other party.

16.7 Notices.  Any notices required or permitted hereunder will be given by courier, overnight delivery service, fax or certified mail, return receipt requested to the appropriate party at the address specified below or at such other address as the party may specify in writing by like notice.  Such notice will be deemed given and received upon delivery as evidenced by return receipt or other delivery record (including fax confirmation):

Citrix Systems, Inc. 851 West Cypress Creek Road Fort Lauderdale, FL 33309 Attn: General Counsel Fax: 954-267-9319
Avistar Communication Corp Attn: Eli MurrayMetzger, CFO 1875 S. Grant Street San Mateo, Ca 94402 Fax: (650) 525-1360

with a copy (not constituting notice) to:	with a copy (not constituting notice) to:

Wilson Sonsini Goodrich & Rosati LLP 650 Page Mill Rd. Palo Alto, CA 94304-1050 Attn: Robert Latta Fax: 650.493.6811	Goodwin Procter LLP 53 State Street Boston, MA 02109 Attn: Stuart M. Cable Fax: 617.523.1231

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

16.8 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will be taken together and deemed to be one instrument. Any copy of this Agreement made by reliable means is considered an original. Signatures transmitted by facsimile will be binding.

16.9 Order of Precedence.  In the event of any conflict or inconsistency between or among the terms and conditions of this Agreement (exclusive of its Exhibits), any Exhibits or a Statement of Work, the terms and conditions of this Agreement (exclusive of its Exhibits) will control and take precedence over any conflicting terms contained in any Exhibit or Statement of Work.  In the event of any conflict or inconsistency between or among any Statement of Works, the most current Statement of Work will control. Any terms that are contained in invoices, acknowledgements, shipping instructions, purchase orders or other forms that are inconsistent with or different from the terms of this Agreement will be void and of no effect.

16.10 Entire Agreement; Amendments.  This Agreement, including the Exhibits attached hereto, sets forth the entire understanding and agreement of the parties and supersedes and terminates any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement, including without limitation and only with respect to materials disclosed in connection with this  Agreement.  This Agreement may be modified or amended only by a writing signed by a duly authorized representative of each party that expressly states the parties intention to modify or amend this Agreement.  Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the date first written above.

Avistar Communications Corporation	Citrix Systems, Inc.
By:/s/ Robert F. Kirk	By: /s/ David J. Henshall
Name: Robert F. Kirk (print name)	Name: David J. Henshall (print name)
Title: Chief Executive Officer	Title: SVP/ CFO

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT A

As of the date or quarter-end date, as applicable, corresponding to each Deliverable in each project phase set forth below, and subject to Citrix meeting its applicable obligations for such Deliverable as set forth below, Avistar shall complete the milestone requirements and deliver such Deliverable to Citrix on or before the respective delivery date set forth herein.  Citrix’s rights to review and accept Deliverables in order to verify Avistar’s successful completion of the requirements set forth herein are set forth in Section 3 of this Agreement.

Phase No. 1:

Milestone Requirements: Avistar will deliver to Citrix a C3 Unified for Microsoft Lync available for demonstrations to customers under NDA.

Acceptance Criteria:  The solution delivered pursuant to Phase No. I shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1) with respect to Phase I
Required Capabilities: A video call being made over [***] using the Microsoft Lync Integrator, demonstrating the fundamental [***], direct media flow architecture, and a non-[***] Avistar client registering with a Lync Server and making a call to a native Lync client using the H.263 video codec.

Delivery Date:  Within three (3) days following the Effective Date.

Corresponding License Fee: $1,750,000 License Fee payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 1 Deliverables.

Refund for Failure to Achieve: In the event that this Agreement is terminated in accordance with Sections 3.3.3 or 3.3.4 of the Agreement prior to Acceptance of the Phase No. 1 Deliverables, then (a) if within ninety (90) days from the date of such termination Avistar is using the Microsoft Codecs for business or technology development apart from Citrix, as reasonably determined by Avistar in its good faith judgment, Avistar shall refund the $200,000 payment made by Citrix to Avistar pursuant to the July 29, 2011 letter agreement between the parties (the “Codecs License Payment”), or (b) if within ninety (90) days from the date of such termination Avistar is not using the Microsoft Codecs for business or technology development apart from Citrix, as reasonably determined by Avistar in its good faith judgment, Avistar shall refund fifty percent (50%) of the Codecs License Payment to Citrix, in each case within one hundred and twenty (120) days of the date of such termination.

Black Duck: Avistar shall not be obligated to submit Phase No. 1 Deliverables to Black Duck.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Phase No. 2:
Milestone Requirements: Avistar will deliver an [***] voice and video solution for Citrix XenDesktop (including XenApp), along with native support for Microsoft Lync RT and industry standard H.263 and H.264 standards-based video.

Corresponding License Fees:

•	$2,800,000 payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 2 Deliverables.

•
$350,000 payable within thirty (30) days after the earlier to occur of (i) the first two Citrix customers who finally accept and successfully deploy the Phase No. 2 Deliverables and (ii) six (6) months following the date of Acceptance of the Phase No. 2 Deliverables.

Acceptance Criteria:  The Deliverables delivered pursuant to Phase No. 2 shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1).

Required Components:

•	A special Citrix derivative of Avistar C3 Unified For Microsoft Lync Edition (H.263 and RT codec versions)

•	A special Citrix derivative of Avistar C3 Integrator

•	Microsoft RT voice and video codecs (Microsoft version only)

•	H.264 video codec (standards-based version only)

•	Other audio codecs: G.711, G.722, G.722.1, G.722.1c

•	Other video codecs: H.263, H.263+, H.263++

•	Client-side standards-based SIP stack (No SIP server)

•	End customer C3 MediaEngine installer

•	End customer C3 Unified - Microsoft Lync Edition installer

Required Capabilities:

•	Lync UI integration

•	Lync call interoperability via H.263 and G.711 (baseline interoperability)

•	Windows Receiver support

•	Support for XenDesktop 5 and 5.5, with Windows 7 on VDA platform

•	Support for XenApp 6 and 6.5, with Windows Server 2008 R2 on server

•	Rebranding for Citrix

•	Support for Microsoft Edge Service

•	GUI changes for Lync integration

Required Citrix Receiver operating systems to be supported (provided that Citrix has provided required APIs for integration with the Citrix Receiver for each supported platform):

•	Windows XP

•	Windows 7

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

•	Windows Embedded versions: WES 7, WES 2009, Windows XPe

•	Windows Thin PC (TPC)

Citrix Requirements: Provide Avistar with Citrix branding.

Schedule of Deliverables:

Deliverable	Delivery Date	Notes
Citrix-branded software available for demonstrations to customers under NDA provided over FTP to Citrix.	[***]	This will rely on H.263 and G.711 codec for Lync backward compatibility. Uses G.7XX and H.264 codecs. No [***]. No Conferencing.
Citrix-branded Software provided over FTP to Citrix that will be available for internal trial at Citrix and for demo preparation for Citrix Synergy.	[***]	This will rely on H.263 and G.711 codec for Lync backward compatibility. Uses G.7XX and H.264 codecs. No [***]. No Conferencing.
Demo support provided on site at Citrix Synergy in Barcelona by Avistar	[***]
This will rely on H.263 and G.711 codec for Lync backward compatibility.  Will use G.7XX and H.264 codecs for Acosta to Acosta calls.  No [***].  Multi-party calling shall not be available in this Deliverable due to the fact that Microsoft Lync lacks support for the H.263 codec in the MCU.

Tech preview / public beta release provided over FTP to Citrix.	[***]	This will use RTAudio and RTVideo codecs. As a fallback it could use G.7XX and H.264 codecs for Acosta to Acosta calls. Supports Conferencing.
Production-ready product delivered over FTP to Citrix. (For the avoidance of doubt, Citrix retains full control of release to market.)	[***]	This will use RTAudio and RTVideo codecs. This will support [***] using Microsoft Edge Services.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Refund for Failure to Achieve: In the event of a Final Rejection of the Phase No. 2 Deliverables and termination of the Agreement pursuant to Section 3.3.3 of the Agreement, or in the event that Avistar terminates the parties’ obligations with respect to the Phase No. 2 Deliverables pursuant to Section 3.4, Avistar shall promptly (but in any event within thirty (30) days) refund to Citrix (i) in full the $1,750,000 License Fee paid by Citrix pursuant to Phase No. 1 above, (ii) in full the $2,800,000 to the extent paid by Citrix for acceptance and deployment of Phase No. 2 Deliverables and (iii) the Codecs License Payment to the extent such amount is refundable in accordance with the procedure set forth under Phase No. 1 above.

Phase No. 3:
Milestone Requirements: Avistar will deliver to Citrix a localized version, a Windows Vista version and a Linux (Fedora and Ubuntu) version of the software as described under Phase No. 2above and as set forth in Exhibit A-1

Corresponding License Fee: $750,000 payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 3 Deliverables.
Acceptance Criteria:  The solution delivered pursuant to Phase No. 3 shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1).
Required Citrix Receiver operating systems to be supported (provided that Citrix has provided required APIs for integration with the Citrix Receiver for each supported platform):

•	Windows Vista

•	Linux (Fedora, Ubuntu)

Schedule of Deliverables:

Deliverables	Delivery Date	Notes
Avistar will deliver a localized version of the software that includes Windows Vista and Linux (Fedora, Ubuntu) operating system support (and support of all operating system support described in Phase No. 2 above).
	[***]	Localization requires frozen code

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Refund for Failure to Achieve: In the event of a Final Rejection of the Phase No. 3 Deliverables and termination of the Agreement pursuant to Section 3.3.3 of the Agreement, or in the event that Avistar terminates the parties’ obligations with respect to the Phase No. 3 Deliverables pursuant to Section 3.4, Avistar shall promptly (but in any event within thirty (30) days) refund to Citrix (i) in full the $1,750,000 License Fee paid by Citrix pursuant to Phase No. 1 above, (ii) in full the $2,800,000 and $350,000 License Fees paid by Citrix pursuant to Phase No. 2 above, and (iii) the Codecs License Payment to the extent such amount is refundable in accordance with the procedure set forth under Phase No. 1 above.

Phase No. 4:
Milestone Requirements: Avistar will deliver to Citrix an SDK and API for 3rd Party developers and [***] ([***])/[***] [***] supported version of the software and H.264 standards-based video as described under Phase No.2 and as set forth in Exhibit A-1.

Corresponding License Fee: $350,000 payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 4 Deliverables.
Acceptance Criteria:  The solution delivered pursuant to Phase No. 4 shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1).
Required Citrix Receiver operating systems to be supported (provided that Citrix has provided required APIs for integration with the Citrix Receiver for each supported platform):

•	[***] ([***]) – [***] [***]

Schedule of Deliverables:

Deliverables	Delivery Date	Notes
Packaging up SDK/API for 3rd Party developers	[***]
[***] (others [***] [***] support) – [***] [***]	[***]

Refund for Failure to Achieve: In the event of a Final Rejection of the Phase No. 4 Deliverables pursuant to Section 3.3.3 of the Agreement, or in the event that Avistar terminates the parties’ obligations with respect to the Phase No. 4 Deliverables pursuant to Section 3.4, Avistar shall promptly (but in any event within thirty (30) days) refund to Citrix $3,750,000 of the License Fees previously paid hereunder by Citrix.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Phase No. 5:
Milestone Requirements: Avistar will deliver to Citrix [***] supported version of the software described under Phase No. 2 as set forth in Exhibit A-1.

Corresponding License Fee: $350,000 payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 5 Deliverables.
Citrix Deliverable: Citrix will deliver to Avistar all necessary functional APIs required to enable the [***] client function on the [***] by [***].
Acceptance Criteria:  The solution delivered pursuant to Phase No. 5 shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1).
Required Citrix Receiver operating systems to be supported (provided that Citrix has provided required APIs for integration with the Citrix Receiver for each supported platform):

•	[***] client

Schedule of Deliverables:

Deliverables	Delivery Date	Notes
Avistar will deliver a final release version of the software that includes [***] [***] support	[***]

Refund for Failure to Achieve:  Except as set forth in this paragraph below, in the event of a Final Rejection of the Phase No. 5 Deliverables pursuant to Section 3.3.3 of the Agreement, or in the event that Avistar terminates the parties’ obligations with respect to the Phase No. 5 Deliverables pursuant to Section 3.4 of the Agreement, Avistar shall promptly (but in any event within thirty (30) days) refund to Citrix $3,500,000 of the License Fees previously paid hereunder by Citrix.  In the event that Citrix does not deliver the functional APIs required for Phase No. 5 by the date set forth above under “Citrix Deliverable” for Phase 5, Avistar shall not be required to deliver the Phase No. 5 Deliverables until ninety (90) days from the date that Citrix delivers such items to Avistar and Citrix shall not have the right to receive refunds of License Fees previously paid or owed hereunder based on the Phase No. 5 Deliverables unless Avistar fails to deliver the Phase No. 5 Deliverables as required after receipt of such items from Citrix.

Phase No. 6:
Milestone Requirements: Avistar will deliver to Citrix a [***] solution for [***] Integration with the software described under Phase Nos. 2-5 and as set forth in Exhibit A-1.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Corresponding License Fee: $1,150,000 payable promptly (but in any event within thirty (30) days of Citrix’s receipt of an invoice issued by Avistar) following Acceptance of the Phase No. 6 Deliverables.
Citrix Deliverable: Avistar and Citrix cooperate in good faith to jointly develop a specification and detailed design PRD for enabling this functionality in conjunction with the Citrix [***] by no later than [***]. Citrix will deliver to Avistar associated APIs and a working functional version of required changes to the Citrix [***] and any other code changes required by no later than [***].
Acceptance Criteria:  The solution delivered pursuant to Phase No. 6 shall conform to the applicable acceptance criteria and other Specifications set forth in this Exhibit A (including A-1).
Schedule of Deliverables:

Deliverables	Delivery Date	Notes
[***] for [***] Integration	[***]

Refund for Failure to Achieve:  Except as set forth in this paragraph below, in the event of a Final Rejection of the Phase No. 6 Deliverables pursuant to Section 3.3.3 of the Agreement, or in the event that Avistar terminates the parties’ obligations with respect to the Phase No. 6 Deliverables pursuant to Section 3.4 of the Agreement, Avistar shall promptly (but in any event within thirty (30) days) refund to Citrix $2,500,000 of the License Fees previously paid hereunder by Citrix.  In the event that the PRD is not developed or Citrix does not deliver the associated APIs and required Citrix [***] and other changes required for Phase No. 6 each by the respective date set forth above under “Citrix Deliverable” for Phase 6, Avistar shall not be required to deliver the Phase No. 6 Deliverables until one hundred twenty (120) days from the date that Citrix has delivered all such items to Avistar and Citrix shall not have the right to receive refunds of License Fees previously paid or owed hereunder based on the Phase No. 6 Deliverables unless Avistar fails to deliver the Phase No. 6 Deliverables as required after receipt of such items from Citrix.

Early Delivery:

For avoidance of doubt, Avistar shall have the right to deliver any Deliverable early in which event Citrix shall pay Avistar the associated License Fees in accordance with the requirements for the Agreement based on the date of such early delivery.  Notwithstanding the foregoing, Citrix shall have no obligation to pay the License Fees for (i) the Phase No. [***] through Phase No. [***] Deliverables prior to [***], and (ii) the Phase No. [***] Deliverables until both the Phase No. [***] and Phase No. [***] Deliverables have been delivered and accepted in accordance with the Agreement.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT A-1

PRD SPECIFICATIONS

AvistarScalable high-quality delivery of Microsoft Lync

Citrix’s primary requirement is an out-of-the-box, high quality and scalable solution for delivering Microsoft Lync from XenApp and XenDesktop, that leverages the customer’s existing Lync infrastructure (server components).

Minimal change to Lync user experience in the Contacts List

Citrix’s requirement is for a simple and easy-to-use extension to the existing right-click menu of the Lync Contact List.  We seek to minimize the learning curve for Lync users who move from a local install of the Lync client to a virtualized environment where the Lync client is hosted on XenApp or XenDesktop. Avistar’s current solution adds a menu item to the contact list for placing a video call.  The requirement for project MDCO is to have the ability to place both video and audio calls from the Lync Contact List menu which can be accomplished by adding a menu item for placing a call with Avistar.  A design goal is to eliminate this redundant menu item and simply replace the built-in Microsoft menus with menus that invoke the Avistar functionality.  Towards that end, Avistar and Citrix engineers will work together in an effort to find a possible solution whereby voice and video calls can be made using the standard menu entries in the Lync user interface, rather than requiring a new menu entry. If a solution to this cannot be found then Avistar will simply add two menu items:  place a video call and place an audio call. Note that the administrator always has the option of removing the Microsoft Call and Video call menu items from the UI by setting the appropriate policy.

Video Call (Session Window) look and feel

The user-experience when in a Video Call using Avistar shall remain essentially the same as the current behavior available in Avistar C3 Unified for Microsoft Lync version 2.0.  The only substantial changes shall be changes to the icons and colors to better emulate the Lync iconography and to reflect the Citrix branding.

Audio Only call (Session Window) look and feel

The user-experience when in an Audio-only Call using Avistar shall differ somewhat from that in the current behavior in Avistar C3 Unified for Microsoft Lync version 2.0.  The user-experience shall be redesigned to utilize less screen real-estate (i.e. minimize or remove the video window) and to add a button that can escalate the call to video.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Server-side components installable on XenApp and XenDesktop

The components that must be installed on the XenApp server or XenDesktop Virtual Desktop Agent (VDA) platform must be tested for compatibility with XenApp 6.5 (Windows Server 2008 R2) and XenDesktop 5.5 (Windows 7), i.e. the August 2011 releases of XenApp and XenDesktop.

License check

Citrix may choose to restrict the enhanced Lync integration feature to certain product editions (e.g. Enterprise Edition or above). The Avistar software on the server must check for a valid edition license via a Citrix-provided API.  If the software is installed improperly on the wrong product edition it will warn the user in the tab object and disable the Tab object functionality.

Direct peer-to-peer media transport

In order to maximize server scalability and audio-video quality, the solution must offload all media processing to the user device (see “Broad user device support” section). VoIP and video must be transported peer-to-peer (or in the case of a conference call, from the user device to the Lync multipoint conferencing unit) rather than through the XenApp or XenDesktop server.
The solution must give preference to UDP/RTP for media transport, but fall back to a tunneled media path when using [***] and a direct UDP/RTP path is not available.
The requirement for direct peer-to-peer media transport and offloading of all media processing to the user device implies that Avistar must supply a “media engine” with state-of-the-art technologies for ensuring the highest possible audio quality over a range of network conditions. The solution is expected to include jitter buffering, echo cancellation, and packet loss concealment and it must handle local network configurations including NAT and firewalls.
To achieve peer-to-peer media transport with Microsoft Lync, the solution must include the Microsoft RT-Video and RT-Audio codecs. The architecture of the product shall enable the addition of other commercially significant new codecs such as H.264 SVC and others under maintenance.
The solution must also support the H.263, H.263+ and H.263++ video codecs.

[***]

The solution must use Microsoft Edge Server for remote peer-to-peer connection for media transport for the integration with Microsoft Lync.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Broad user device support

Critical to the success of this solution will be support for a broad range of user devices and operating systems, including Windows and Linux.
Windows device support must include Windows 7, Windows Vista (for at-home workers), Windows XP, Windows Thin PC and the various Windows Embedded variants (WES 7, WES 2009, and Windows XPe).Windows 8 support will also be required following its availability.
Linux support must include x86 and ARM processors, and at least the following Linux variants:
•	Fedora (Red Hat)

•	Ubuntu (incl. the netbook remix of Ubuntu)

Support for Avistar on any particular platform/device is dependent on the availability of specific Citrix APIs on that platform/device.  Avistar requires that it be able to use the [***] Virtual Channel API and the Window Tracking API on all PC platforms as a prerequisite to porting the Avistar software to those platforms.  Mobile platforms (Android and iOS) do not require the Window Tracking API as the video shall be shown in full screen mode on those platforms.

Integration with Citrix Receiver

The client-side software must support connections both to XenApp and XenDesktop.
Citrix’s requirement is for the client-side software to be shippable with our standard Receivers.
For Windows devices, Avistar must provide a separate install as the initial solution, with the capability to bundle it into the Citrix Receiver for Windows installation in a subsequent release.
The software should be packaged as an optional add-on to Citrix Receiver, since it would be a significant download and won’t be needed by all customers.

Compatibility with Lync clients not hosted on XenApp or XenDesktop

Users of this solution, with their Lync client hosted on XenApp or XenDesktop, must be able to communicate via Lync with users whose Lync client is running locally (i.e. without the benefit of Citrix virtualization).

Behavior when moving across different user devices

Users of virtual desktops are able to access their virtual desktop from multiple devices, and a user may move to a device on which the Avistar client-side software has not been installed. In that case the software must revert to server-side media processing and media-over-ICA.

Leverage Lync infrastructure components

The solution must leverage the standard infrastructure components that are part of Microsoft Lync. The solution must not introduce any new servers to the existing Lync architecture, except as optional value-add offerings.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Tracking/Activation

Although Citrix envisions bundling the Avistar-provided software with XenApp and XenDesktop rather than charging for it as an option with a separate SKU, it is important to have an auditable tracking method that avoids unnecessary payments to either Avistar’s codec suppliers or the MPEG Licensing Authority (MPLA) that manages H.264. Consequently, a mechanism must be devised to track the number of users who actually make use of the licensed codecs.
Our planned solution is that during the installation of the Citrix software, customers will be given the option to obtain a “key” to activate the enhanced Lync integration feature, and this will direct them to a Citrix web page where they will be requested to report the number of users (which must not exceed their XenApp/XenDesktop license entitlement). The administrator installing the Software will then be required to copy the key into the Program Files directory in order for the software to function.  There will be no trial period.

Globalization/Localization

Any UI must be globalized and localized into the following languages: Japanese, German, French, Spanish, Simplified Chinese, Korean, Traditional Chinese, and Russian.
Avistar must provide a facility whereby Citrix can localize the software into additional languages.

Branding

All Avistar branding must be replaced by Citrix branding with the exception that the Avistar brand must be displayed in at least one place in connection with the Avistar Product.

Use of Microsoft Codecs

The Microsoft RT Video and RT Audio codecs may be used only as integrated by Avistar into the Avistar C3 Media EngineTM, and in no event shall such codecs be unbundled, distributed separately or otherwise used or provided outside of the integrated product designed and provided by Avistar in accordance with the Agreement.

Testing Requirements / Acceptance Criteria for Phase I and II

Definitions

•	ACOSTA Endpoint - Software that runs on the thin terminal device that provides the local processing of media, signaling and device handling (Avistar product name is C3 Integrator).

•	ACOSTA Virtual Desktop Software - Software that runs in the VDA environment that is integrated with Microsoft Lync (Avistar product name is C3 Unified for Microsoft Lync).

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Test Requirements Phase I:

•	Phase 1 first demo version:

o	Make a video call over [***] using the Microsoft Lync Integrator, demonstrating the fundamental [***], direct media flow architecture.

o	Register a non-[***] Avistar client with a Lync Server and make a call to a native Lync client using the H.263 video codec.

Test Requirements Phase II:

•	Avistar Endpoint can be installed along with the Citrix Receiver on Windows versions listed in environment tables (Phase II)

o	Avistar Endpoint Installer must pass Orca MSI Installer Tests

o	Verify Avistar Endpoint plug-in can report status to Citrix Receiver Updater when the plug-in is loaded on Windows platforms

•	Avistar Endpoint can be installed along with the Citrix Receiver on Linux Desktop versions listed in environment tables (Phase III)

Acceptance Test Cases Applicable to All Operating System Versions

•	Avistar Endpoint can be installed via graphical user interface on computers that support GUI-based installers and such user interface can be localized

•	Avistar Endpoint can be installed via silent command line parameters on computers that support silent installers.

•	Avistar Endpoint can be installed on OS platforms that have User Access Control feature enabled provided that the user installing the software has the appropriate permissions

•	Avistar Endpoint can be installed by a non-admin user account with no local administrative permissions (–Phase III)

•	Avistar Endpoint should not leave behind any binaries installed by the client when uninstalled or removed from client platforms

•	Avistar Endpoint should not leave behind any configuration settings installed by the client when uninstalled or removed from client platforms

•	Avistar Endpoint installer should have the ability to be code and signature signed by Citrix using internal and 3rd party certificates

•	Verify Avistar Endpoint can recover gracefully when the backend service or network connection has been interrupted

•	Verify Avistar Virtual Desktop Software performs fallback to native Lync functions if the [***] channel connectivity is not available or licensing prohibits its’ use.

•	Verify ACOSTA Virtual Desktop Software does not consume more than 40% of CPU resources when a video and audio call is in progress

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

•	Verify Avistar Endpoint can establish and maintain a call on a 1.5Mbps network with 100ms Latency connection to the backend server

•	Verify Avistar Endpoint does not crash or terminate after running a call for 6 Hours

•	Verify Avistar Endpoint can establish an audio only call when there is not camera present on the client

•	Verify Avistar Virtual Desktop Software can report what Audio and Video Codec versions are being used for each client call

•	Verify Audio and Video are fully synced for each call

•	Verify the User has the ability to cancel incoming call

•	Verify the User has the ability to turn off visual and audio notifications of incoming calls

•	Verify the User has the ability to answer a 2nd call if needed

•	Verify the User has the ability to enable or disable Echo Cancellation

•	Verify the User can still make a call while a CitrixGoToAssist/GoToMeeting session is running on the terminal endpoint.

•	Verify multiple users logged to the same XenApp server can make and receive calls at the same time when logged in to the same system

•	Verify the User can establish a call after disconnecting and reconnecting from the VDA to the same end-point client (terminal)

•	Verify the User can establish a call after disconnecting and reconnecting from the VDA and different end-point clients (terminals)

•	Verify the Avistar Endpoint and Avistar Virtual Desktop Software can recover when the Lync infrastructure is down and recovered

•	Verify the ACOSTA Virtual Desktop Software can fallback to using Lync’s native Video/Audio call when the component is not licensed properly by the host system

•	Verify Avistar Endpoint plug-in can be deployed using Citrix Merchandising Server 2.x or Desktop Delivery Services as applicable

•	Verify Avistar Endpoint plug-in can exit gracefully when user exits Citrix Receiver

•	Avistar shall provide test cases to Citrix for review.

[***] For [***]
•
Prior to the delivery of [***] for [***], the parties will discuss in good faith and agree in writing on acceptance criteria for such Deliverable and this Exhibit A-1 will be hereby amended without further action of the parties.

End-Point Client Platforms supported in Phases II and III

•	Windows XP x86 SP3

•	Windows XP x64 SP2 (running as 32 bit application)

•	Windows Vista Enterprise x86 SP2 (Phase III)

•	Windows Vista Enterprise x64 SP2 (running as 32 bit application) (Phase III)

•	Windows 7 Enterprise x86 SP1

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

•	Windows 7 Enterprise x64 SP1 (running as 32 bit application)

•	Linux Ubutu 11 x86 (Phase III)

•	Linux Ubuntu 11 x64 (running as a 32 bit application) (–Phase III)

•	Linux RedHat Enterprise Desktop x86 (–Phase III)

•	Linux RedHat Enterprise Desktop x64(running as a 32 bit application) (Phase III)

VDA-Host Server Platforms supported in Phases II and III:

•	XenDesktop 5 Windows 7 Enterprise x86 SP1 VDA

•	XenDesktop 5.5 Windows 7 Enterprise x86 SP1 VDA

•	XenDesktop 5 Windows 7 Enterprise x64 SP1 VDA (running as 32 bit)

•	XenDesktop 5.5 Windows 7 Enterprise x64 SP1 VDA (running as 32 bit)

•	XenApp 6 for Windows 2008 R2 SP1 (running as 32 bit)

•	XenApp 6.5 for Windows 2008 R2 SP1 (running as 32 bit)

Citrix/Avistar Component Environment Layout:

Validation infrastructure should mimic the environment below for cross Citrix product compatibility and connection matrix.

[***]

Installation

The only software components of the Lync integration solution shall be a server-side (VDA or RDS) component and a client-side (user device) component. For external users, the gateway software will also be required.
There should be no changes to any Lync back-end services or infrastructure; no configuration changes to Lync should be required.

Maintenance Items

Citrix and Avistar agree to discuss the items listed below under Maintenance to determine features and functionality that can be completed and scheduled for delivered based on available API’s, including  temporarily or permanently removing one or more supported platforms, features or functionalities to allow new items, that may not be listed above to be delivered under Maintenance.
Avistar will make commercially and technically reasonable efforts to provide support in a timely manner for Citrix Receivers on previously unsupported platforms after receiving necessaryAPIs from Citrix.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

VoIP-Video API

Secondary to the Lync solution, Citrix may require Avistar to provide a fully documentedstandards-basedAPI/SDK that will enable third parties (not excluding Citrix) to integrate additional softphone and unified communications products beyond Microsoft Lync with XenApp/XenDesktop and the Avistar-provided media engine. The API, together with the other components provided by Avistar under this OEM deal, must support:
•	Voice-over-IP

•	Call center voice and video applications

•	Desktop voice and video chat applications

•	Unified Communications applications

•	Voice/video-enabled business process applications

Also, the solution must include a standards-based SIP stack that interoperates with leading SIP servers including Microsoft Lync, Cisco, and others.

Video codec support

For the standards-based VOIP/Video API the Video codec support must include:
•	H.264

•	H.263, H.263+ and H.263++

Audio codec support

For the standards-based VOIP/Video API the Audio codec support must include:
•	G.711

•	G.722

•	G.722.1

•	G.722.1c

[***] integration with Citrix [***]

Avistar must provide APIs for its [***] technologies for integration with the Citrix [***].
The [***] components must be installed and verified on or in conjunction with a Citrix [***] version [***] or later.

The [***] components should provide support for [***] any of the protocols needed to support the Avistar provided client components when used [***] the [***].  This should include support for the following protocols:
1.	[***]

2.	[***]

3.	[***]

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

These protocols are to be supported over [***], [***], or [***] as needed to provide the required [***] security for the protocols.
All administrative interfaces are to be provided both as a standalone GUI and as a set of documented programmatic APIs to allow for integration into the [***] console.
The [***] components need to be able to bind to a specific IP and port number(s).  This should be configurable via the administrative interface.
The [***] components must integrate authentication with the [***] authentication methods.

Additional End-Point Client Platforms Delivered Under Maintenance

Critical to the success of this solution will be support for a broad range of additional user devices and operating systems, including [***], and [***].
The following End-Point client platforms may be supported under maintenance as mutually agreed by Citrix and Avistar.
•	[***]

•	[***]

•	[***] (running as a [***] application)

•	[***]

•	[***] (running as a [***] application)

•	[***]

•	[***] ([***])

Test Requirements

The following test requirements apply to those items that may be delivered under maintenance as mutually agreed by Citrix and Avistar.
•	Avistar Endpoint can be installed along with the Citrix Receiver on [***] versions listed in environment tables

•	Avistar Endpoint can be installed along with the Citrix Receiver on [***] versions listed in environment tables

•	Avistar Endpoint can be installed along with the Citrix Receiver on [***] versions listed in environment tables

•	Avistar Endpoint can be installed along with the Citrix Receiver on [***] versions listed in environment tables

•	Avistar Endpoint can be installed along with the Citrix Receiver on [***] versions listed in environment tables

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Appendix A:  Architecture and Avistar Components

HDX [***] Architecture for Interactive Audio and Video

[***]

•
The Media Engine is the component that performs call signaling and voice and video compression locally on the client device. It is delivered as a plug-in to the [***] client. Is it required to keep processing of video out of the XenDesktop servers, and to enable “[***]” voice and video directly between client devices.

•
The “[***]” API runs in the user’s VM in the server and provides an API to the Media Engine running in the client device. It communicates with the Media Engine using a Virtual Channel across the [***] connection.

•	C3 Unified is the “application software” that plugs into Microsoft Lync to provide “[***]” voice and video functionality to Lync users. It uses the “[***]” API to communicate with Media Engine.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT B

SUPPORT SERVICES

Citrix shall be the primary provider of all first and second level support to its End-Users and Distributors.  First and second level support are defined as follows:

a)
First level support includes providing general information, configuration and upgrade support, collecting relevant technical problem identification information including network issues, performing base problem determination, providing basic support on the standard protocols and features of Citrix products and the Deliverables, defining an action plan to resolve problems and executing such plans, taking and answering general, installation, and configuration questions, and providing other related general and technical customer support and troubleshooting activities regarding Citrix products and the Deliverables.

b)
Second level support includes isolating problems, identifying and determining product specification errors, providing lab simulation and interoperability testing of Citrix products and the Deliverables, analyzing error logs, providing advanced support on all protocols and features of Citrix products and the Deliverables, reproducing Errors in a lab environment, providing to Avistar complete steps to reproduce such Errors, diagnosing customer problems remotely, and working collaboratively and interactively with Avistar to diagnose, reproduce, and remedy support problems and issues.

Subject to payment of the applicable Support Fees, Avistar shall provide third level technical support to Citrix during Avistar’s normal business hours as further described in Attachment B.1 hereto attached.  Third level support includes fixing or generating remedies for product issues and problems, troubleshooting errors and problems that were not diagnosed during the first or second level of support.

Third level support has access to Avistar’s development engineers who may need to be involved to solve issues of Errors and will facilitate the coordination and facilitate the information flow and interaction between Avistar’s development engineers and Citrix’s customer support staff.  When deemed appropriate Citrix engineers shall be able to work directly with Avistar development engineers on P1 or P2 problems. Specifically, Avistar shall deliver all Corrections and Upgrades for P1 or P2 problems within two (2) Business Days after Avistar deems they are ready for commercial release, when and if available, in accordance with the Agreement. All other Corrections and Upgrades shall be delivered by Avistar to Citrix as soon as practical after Avistar deems they are ready for commercial release, when and if available, in accordance with the Agreement.

In the event that Avistar identifies a security vulnerability in the Deliverable, Avistar will notify Citrix in advance of providing a fix provided there will be a reasonable lag between the identification and the issuance of a Correction or Upgrade.

Avistar shall maintain a maintenance branch of the Deliverable based on the version of the code provided to Citrix and will deliver a code fix for only the Error  required in the event that an Error that is a P1 or P2 problem occurs and a security fix is identified.

In the event of a Correction or Upgrade, Avistar will make reasonable efforts to test the solutions with Citrix products before delivery to Citrix.

The severity of the Errors shall be classified in the categories as specified in Section 3 of Attachment B.1.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

ATTACHMENT B.1 - SUPPORT COMMITMENTS

During the Term of this Agreement, Avistar agrees to use commercially reasonable efforts to properly render the following support to Citrix for all Deliverables provided under this Agreement:

1.	Reasonable Telephone support hotline; Training

Avistar will provide direct support to personnel of Citrix in the form of phone and related (e-mail, etc.) support during Avistar’s regular business hours (i.e., Business Days, 9:00am to 7:00pm Central Time USA) and on a call-back basis, after hours, based on the severity of the problem being reported.

Upon Citrix’s request, Avistar will make training resources available, at a rate of $125.00 per hour for the actual run time of each such on-line training session, at mutually agreed upon times to provide on-line training to Citrix personnel regarding the use and support of the Deliverables and New Products.  In addition, at least twice per year, Avistar will provide, at Citrix cost and expense and at the rate of $1000 per calendar day for each personnel, a training resource located on-site at a Citrix office which shall be designated by Citrix for up to five (5) man days of training and/or support (not including travel time).  The request for such on-site training shall be made through a single point of contact at Citrix (to be identified by Citrix to Avistar), and shall be scheduled in advance by mutual agreement.

2.	Notice of Updates

Avistar will inform Citrix in writing of all available Corrections and Upgrades, as soon as practical as they become available.  Citrix may install any Correction or Upgrade or continue using a previous release of the Deliverables at Citrix’s option without affecting the availability of Support Services.  Notwithstanding the foregoing, Avistar may decide to end support of a specific Deliverable, and will provide notification to Citrix at least eighteen (18) months in advance of such end of support.  Avistar will ensure the migration path for all new Correction or Upgrades incorporates a process that will allow Citrix to regress from the new Correction or Upgrade if problems develop that Citrix perceives to be attributable to said new Correction or Upgrade.  The process methodology shall be documented and tested by Avistar prior to the new Correction or Upgrade delivery.  In all cases, changes will be reversible so they can be backed out if necessary. Avistar will make available to the Acosta release any generally applicable features incorporated in the future Avistar Media Engine releases no later than ninety (90) days after Avistar Media Engine general release.  Likewise, Avistar will add any generally applicable features incorporated in the Acosta release back into the Avistar Media Engine releases no later than ninety (90) days after Avistar releases such features to Citrix.

3.	Problem correction procedure
3.1	Avistar has a priority system which reports priorities from (P1) through (P4) where (P1) represents the highest priority, defined as follows:
(a)
A "P1" problem (Fatal problem) exists if as a result of operation of the Deliverable, a user’s system is: (i) inoperative; or (ii) experiencing severe recurring problems; or (iii) experiencing a unique problem which is the equivalent of the foregoing.

(b)
A "P2" problem (Severe Impact problem) exists if as a result of operation of the Deliverable, a user’s system is: (i) experiencing a critical degradation of performance or function; or (ii) experiencing significant intermittent problems; or (iii) experiencing a unique problem which is the equivalent of the foregoing.

(c)
A "P3" problem (Degraded Operations problem) exists if, as a result of operation of the Deliverable, a user's system is: (i) experiencing a non-critical degradation of performance or function; or (ii) experiencing minor intermittent problems.

(d)	A "P4" (Minimal Impact problem) problem exists if a user's system is operational and is experiencing a problem which has been bypassed and is under evaluation
3.2.
Upon Avistar’s receipt of a Problem Report from Citrix, Avistar shall promptly take the corrective action so as to acknowledge receipt of Problem Report and remedy the reported problems within the following time schedule:

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Classification	Remedy Level 1	Remedy Level 2	Remedy Level 3
Fatal	Initial response to Citrix within 2 hours of Citrix’s submission of a Problem Report. Progress updates as warranted, but no less frequently than every 4 hours	Within 2 Business Days	Within 4 Business Days
Severe Impact	Initial response to Citrix within 4 hours of Citrix’s submission of a Problem Report. Progress updates as warranted, but no less frequently than every 8 hours	Within 3 Business Days	Within 5 Business Days
Degraded Operations	Initial response to Citrix within 6 hours of Citrix’s submission of a Problem Report. Progress updates as warranted, but no less frequently than every 24 hours	Within 5 Business Days	Within 15 Business Days
Minimal Impact	Initial response to Citrix within 8 hours of Citrix’s submission of a Problem Report. Progress updates as warranted, but no less frequently than every 5 Business Days	Within 15 Business Days	Within 30 Business Days

The problems/bugs/errors shall be reasonably classified by Citrix pursuant to Section 3.1 above.

Remedy Level:
First Level
Acknowledgment of receipt of Problem Report with email or direct phone call confirmation delivered to Citrix engineering contact identified in the associated Problem Report. If requested, daily updates regarding status of progress will be provided until Second Level Remedy has been delivered.

Second Level	Patch or work around, temporary fix or update, including applicable documentation changes.
Third Level	Official fix or update, including applicable documentation changes.
    In the event that an exceptional circumstance arises which requires a faster reaction of Avistar, the Parties will discuss the circumstances and mutually agree on the correct course of action to take.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

If during the term of the Support Services, Citrix may request a corrective action plan (“CAP”) in the event that Citrix provides supporting documentation that Avistar has materially breached its obligations under this exhibit including at least three (3) failures to meet the Remedy Levels during any calendar month.  Avistar will develop CAP within ten (10) Business Days of such request.  The parties will use reasonable and customary business standards in assessing whether such breach has occurred, including using criteria that are measurable and mutually verifiable. The parties will review the CAP on a weekly basis to determine if the cause issues identified have been corrected measured against metrics established in the CAP.  The parties will continue weekly reviews until the parties agree that the root cause of the non-performance event has been determined and corrected.  In the event that Avistar materially fails to perform its obligations provided under the CAP within thirty (30) days of providing it, Citrix shall have the right to terminate the remainder of the Support Services.

4.	Problem Reporting and Escalation Procedure
4.1	Citrix shall contact Avistar in one of three ways in order to request Avistar’s technical support services:

Method 1: (For Fatal and Severe Problems only)
Initial notification from Citrix delivered via direct phone call or page to Avistar support personnel available 24 x 7. Support personnel, followed up by email of Problem Report to helpdesk@avistar.com or directly to responding Avistar support personnel as indicated.

Method 2:
Email the contents of the problem report to Avistar at helpdesk@avistar.com.
Once contacted via email, a support representative from Avistar will follow up with Citrix as set forth in the table above.

Method 3 :
Contact Avistar’s technical support directly at (800) 803-0153 during any Business Day, 9:00am to 7:00pm Central Time USA.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

4.2
Problem Reporting - For each Citrix request for Avistar’s technical support services, Citrix shall provide Avistar with a description of the problem encountered, including the following, as applicable ("Problem Report"):

-           Classification of problem severity pursuant to Section 3.1 above
-           Date and time the incident occurred.
-           Version/release level of Product
-           Identification of Customer site where incident occurred
-           Citrix lead assigned to Customer

-	A detailed description of how to repeat the condition and the associated third party products included in the customer environment.
-	A written report detailing the error data.

5.	Software Release Notes.
Together with each software patch, Avistar shall provide the following information:
-	Software Release Note, which shall include at least:
•	reference to the fault notification
•	version of the software which is corrected
•	name/number of the patch
•	procedure for incorporation of the patch into the Deliverable
•	dependencies of the patch with respect to other updates, upgrades, and patches
•	reference to successful test of the patch.
-	Upon Citrix’s request, Avistar shall provide a list which shows all available patches.

6.	Documentation
Avistar will provide to Citrix the documentation required describing technical solutions and/or work-around for P1 through P4 problems as Avistar provides the patches resolving such software problems.

7.	Localization
Localization of user interface and documentation (e.g., in connection with localization into other languages and for respective countries) may be obtained as support services.  The costs of localization are not included in the Support Fees and shall be as reasonably agreed by Citrix and Avistar.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

8.	Citrix Responsibilities
When requesting support, Citrix will follow Avistar’s prescribed support procedures and will provide necessary access to technical information, diagnostic data, system configurations, and other items that Avistar will require to resolve reported problems.  Citrix will designate no more than two (2) authorized contacts through whom support requests will be routed to Avistar.  Citrix will select, train and maintain the skill levels of appropriate engineering and support personnel for the Citrix products and the Deliverables.

Citrix will be responsible for all logistics and costs for copying and distribution of Corrections and Upgrades to Citrix’s customers.  Avistar will provide Citrix one (1) master distribution copy of Corrections and Upgrades.

Notwithstanding anything else to the contrary, Avistar shall have no responsibility to correct errors that are not related to the Deliverables performing in conformance with the specifications or those caused by other than Avistar personnel.  Citrix shall pay Avistar’s reasonably hourly support charges in addition to the Support Fees to address such support issues or to otherwise to the extent not due to Errors for which Avistar is responsible.

9.             Additional Support

As a part of the Support Services, Avistar shall provide two Deliverables in addition to those Deliverables set forth in Exhibit A to this Agreement.  Such two additional Deliverables shall be comprised of additional operating systems and/or software enhancements that will be negotiated in good faith and agreed to by Citrix and Avistar before June 1, 2012.  For the avoidance of doubt, upon acceptance thereof the additional two Deliverables will be covered by all the terms set forth in this Exhibit B.

As a part of the Support Services, Avistar will provide Citrix with one (1) three-day training session at a Citrix facility, on dates to be mutually agreed to by the parties, in order to enable Citrix support personnel to provide basic support to End Users.  This training session shall be provided at no additional cost to Citrix, provided that Citrix shall bear all reasonable travel and lodging costs and expenses incurred by Avistar personnel providing such training that are pre-approved by Citrix.

In addition, at no additional cost to Citrix, qualified Avistar technical support personnel shall participate in audio and/or video conferences as reasonably requested by Citrix in order to address Error corrections or other support issues that may arise from time to time.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT C

FORM OF STATEMENT OF WORK

THIS STATEMENT OF WORK (“STATEMENT OF WORK”) IS ATTACHED TO AND INCORPORATED IN THE LICENSE AND OEM AGREEMENT (THE “AGREEMENT”) DATED ________________, 2011 BY AND BETWEEN AVISTAR COMMUNICATIONS CORPORATION, A [_________] CORPORATION (“AVISTAR”), AND CITRIX SYSTEMS, INC., A DELAWARE CORPORATION (“CITRIX”).

This Statement of Work will supplement, but not modify, the terms and conditions of the Agreement.  All capitalized terms not otherwise defined in this Statement of Work will have the meanings defined in the Agreement.

1.  Effective Date of this Statement of Work:  ____________________, _____

2.  Avistar Statement of Work Number:  ________

3.  Services and Deliverables. Description of work to be performed and deliverables to be provided:

4.  Specifications.  The following is a detailed specification of work to be performed and deliverables to be delivered by Avistar to Citrix pursuant to this Statement of Work.

5.  Support Fees.

6.  License Fees.

7.  Support Services.

8.  Milestones.

IN WITNESS WHEREOF, each of the parties have executed this Statement of Work as of the date first written above.

Avistar Communications Corporation	Citrix Systems, Inc. •
By:	By:
Name: (print name)	Name: (print name)
Title:	Title:

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT D

LICENSE FEES; SUPPORT FEES

1	License Renewal Fee– Two Million Dollars ($2,000,000.00) to be paid, subject to Section 10.1 of the Agreement, prior to expiration of the Initial Term.

2	Support Fees.

2.1
Seven Hundred and Fifty Thousand Dollars ($750,000.00) per year for Support Services.  The first annual payment shall be payable on the later to occur of (i) delivery and Acceptance of the Deliverables for Phase No. 2, and (ii) [***], provided that except as set forth below Citrix may withhold Five Hundred Thousand Dollars ($500,000) of the first annual payment until Avistar delivers and Citrix Accepts two additional Deliverables comprised of additional operating system support or software enhancements that will be negotiated in good faith and agreed to by Citrix and Avistar. Citrix shall specify these two additional Deliverables and cooperate with Avistar in good faith to jointly deliver detailed design PRDs for these Deliverables by June 30, 2012 and, if any associated APIs or other dependant development work is required from Citrix, Citrix shall provide functional versions of that software to Avistar no later than September 30, 2012. In the event that such PRDs or APIs are not provided by such dates due to delays by Citrix, then to the extent Citrix has withheld the Five Hundred Thousand Dollars ($500,000) in accordance with the above, Citrix shall pay such amount to Avistar before December 31, 2012.  Provided Citrix makes such payment, Avistar shall deliver the two additional Deliverables as Support Services at no additional cost at a later date reasonably requested by Citrix within the remaining first term of the Agreement.  Each subsequent annual payment is payable in advance of the anniversary of the date that the first payment is paid.

2.2
Two Hundred and Fifty Thousand Dollars ($250,000.00) per year for maintenance and support services for Source Code Materials pursuant to Section 11.1 of the Agreement.  The first annual payment shall be payable on the later to occur of (i) delivery and Acceptance of the Deliverables for Phase No. 2, and (ii) [***].  Each subsequent annual payment is payable in advance of the anniversary of the date that the first payment is paid.

2.3	Should the Agreement be renewed a term after the Initial Term, the support fees in 2.1 and 2.2 above shall increase by 25% for the second four year term of the Agreement.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT E-1

SAFETY INSTRUCTIONS

I.           Introduction
This Exhibit E-1 summarizes important accident prevention rules and procedures that apply to any Avistar employee coming onto the Citrix Location in connection with development activities contemplated under the Agreement.

These rules and procedures are presented to aid in accident prevention.  The precautions discussed in this Exhibit E-I provide safeguards for individuals and equipment.

II.           General Information

A.	Avistar Obligations

(i)           Avistar will provide Citrix with an emergency contact and telephone number for off-hour emergencies related to or involving Avistar’s employee.

(ii)           Avistar’s employee will confine all equipment, apparatus, materials and operations to limits indicated by Citrix.

(iii)           Avistar’s employee is strictly prohibited from removing any material, including, without limitation, printed materials, computer software, computer hardware or other equipment, notebooks or other written records, as well as any other materials from the Citrix Location, without the prior express written permission of Citrix.

B.           Badges

Citrix may issue a temporary identification badge to the Avistar employee which must be worn at all times on his/her outer garments when on Citrix property.  Badges are for identification and must be presented to Citrix security personnel upon request.  Badges must be surrendered upon the conclusion of each day at the Citrix Location.

III.           Conduct of Avistar Representatives

A.	Undesirable Persons

Citrix has the sole right to refuse admission of any person or persons to any and all of its premises, without cause and without reason for such exclusion.  No persons except the designated Avistar employee will be allowed to enter the Citrix Location.

B.	Compliance With Company Rules

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

Avistar is responsible for ensuring compliance with the following rules by its employee:

(i)           The taking of photographs while on Citrix property is strictly prohibited.

(ii)           The Avistar employee must observe all Citrix Location smoking regulations.

(iii)	Alcoholic beverages are NOT permitted on Citrix property.

(iv)	Firearms or other weapons are NOT permitted on any Citrix property.

IV.           Fires And Other Emergencies

A.	Emergency Reporting Instructions

Emergency assistance in the event of a fire, serious injury, sickness, or other emergencies may be obtained by using the emergency reporting system described in the Citrix Telephone Directory.  If the Citrix employee calls, advise the answering party that you are a visitor and need emergency assistance. TELL THE OPERATOR YOUR LOCATION, TYPE OF EMERGENCY, PHONE NUMBER, AND NAME.

VII.           Mobile Equipment

Parking and Traffic Regulations

Avistar representatives are expected to respect the following traffic regulations when on Citrix property:

(i)	Driving and parking vehicles on Citrix premises is at the risk of the Avistar employee. Posted speed limits and traffic signs must be observed.

(ii)	The Avistar employee must park only in areas so designated by Citrix.

(iii)	No vehicle will be parked or stopped so as to impede pedestrian or vehicular traffic flow.

In signing below, each of Avistar and the Avistar employee acknowledge, represent and warrant that they understand and will abide by the terms and conditions set forth herein.

AVISTAR, INC.
By:
Name:
Date:

EMPLOYEE
By:
Name:
Date:

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT E-2

STATEMENT OF ACKNOWLEDGMENT

This Acknowledgment (“Acknowledgement”) is entered into and made pursuant to the License and OEM Agreement (the “Agreement”) entered into as of [August __], 2011 by and between Citrix Systems, Inc. (“Citrix”) and Avistar, Inc. (“Avistar”).  Defined terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

           I, _____________________, an employee of Avistar acknowledge that I have read and understand this Acknowledgement and agree to be bound by all the terms of this Acknowledgement.

           With respect to confidentiality, I acknowledge that, in the performance of the activities set forth in the Agreement, I may become aware of, or come into possession of, certain Confidential Information of Citrix.  I hereby covenant that:

(1) I will not copy any Citrix Confidential Information except as necessary to perform my obligations under the Agreement or with Citrix's prior written permission,

(2) I will not disclose any Citrix Confidential Information to any third party and will limit disclosure to those representatives of Avistar who have a need to know,

(3) I will not use any Citrix Confidential Information for any purpose other than as necessary to perform Avistar’s obligations under the Agreement, and

(4) I will return to Avistar all copies of any such Citrix Confidential Information that are in my possession at the termination or expiration of the activities set forth in the Agreement, or at any time upon request by Citrix.

           I hereby agree not to assert any claim for compensation or benefits from Citrix and to look solely to Avistar as my employer for all purposes, including any compensation, claims or benefits I believe to be due me.

By:
Name:
Date:

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT F

PAS NOTICE

Exhibit F

THIRD PARTY SOFTWARE COMPONENTS:

Supplier Software includes the following Open Source and Freeware Software:

Third Party Software Name	Version	Usage	License name, URL to license or reference to license text provided below	Notice must be provided in product documentation (Yes/No)	Source Code must be made available as a condition of distribution (Yes/No)	Additional comments, obligations, restrictions
c-ares	1.4.0	DNS resolver for Avistar SIP stack implementation	http://c-ares.haxx.se/license.html	Yes		c-ares Copyright 1998 by the Massachusetts Institute of Technology. - *Note 1
Citrix Presentation Server WFAPI SDK	4.5
Citrix Virtual Channel Software Development Kit (SDK)	10.x
Expat	2.0.0	C++ XML parser	http://www.jclark.com/xml/copying.txt	Yes		expat Copyright (c) 1998, 1999, 2000 Thai Open Source Software Center Ltd - *Note 1

Intel IPP	6	Codec Software	http://software.intel.com/en-us/articles/intel-software-development-products-license-agreement/	Yes		IPP Software. Intel Corporation © 2007 – 2009 - *Note 1
libsasl (Cyrus SASL)	2003	A dependency of OpenLDAP	License previously supplied to Citrix
Libsrtp	1.4.2		http://srtp.sourceforge.net/license.html	Yes		libsrtp Copyright (c) 2001-2005 Cisco Systems, Inc. - *Note 1
OpenLDAP	2003		http://www.openldap.org/software/release/license.html
OpenSSL	0.9.8L	HTTPS and other cryptographic functionality	http://openssl.org/source/license.html	Yes		OpenSSL Copyright Copyright (c) 1998-2008 The OpenSSL Project. (C) 1995-1998 Eric Young (eay@cryptsoft.com) © Tim Hudson (tjh@cryptsoft.com). - *Note 1
Speex	1.2RC1 +bugfixes	Acoustic Echo Cancelation	http://www.xiph.org/licenses/bsd/speex/	Yes		Speex © 2002-2003, Jean-Marc Valin/Xiph.Org Foundation. - *Note 1
VSS H.264	3.5.5.7	Codec Software	License previously supplied to Citrix
Windows SDK	7	Microsoft Windows SDK Samples - DSBaseClasses	License previously supplied to Citrix
WiX	2.0.5805.0 3.0.5419.0	Installer for all products	http://www.opensource.org/licenses/cpl1.0.php	Yes		WiX © 2005-2010 Microsoft Corporation. (Subject Common Public License v1.0)
YUVTransform	N/A		License previously supplied to Citrix
zLib	1.2.4	Used for compressing the Media Engine log before it will be sent to the Lifesize Control Server.	http://www.zlib.net/zlib_license.html

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

*Note 1:  Unless otherwise noted in the above Table (i.e. where the Freeware is subject to specific named license agreements), permission is hereby granted by the Owners, free of charge, to any person obtaining a copy of Software to deal in the Software without restriction, including without limitation the rights to use, copy, modify, merge, publish, distribute, sublicense, and/or sell copies of the Software, and to permit persons to whom the Software is furnished to do so, subject to strict adherence to the following conditions:
i) copyright notice, listing each Copyright Holder, and this permission notice along with the disclaimer notice in (ii) below shall be included in all copies or substantial portions of the Freeware. (iii) The Freeware is provided by the Owners "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY AND FITNESS. IN NO EVENT SHALL THE COPYRIGHT OWNER OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OR PERFORMANCE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.(iv) The name of the Owners may not be used to endorse or promote products derived from this software without specific prior written permission of the Owners. (v) Disclaimer Notice - Redistribution and use of this software in source and binary forms, with or without modification, is permitted provided that the following conditions are met: Redistributions must retain the above copyright notice, the above list of conditions and disclaimers in all copies.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.

EXHIBIT G

CORE COMPETITORS

1.	Microsoft Corporation
2.	VMware, Inc.
3.	Quest Software, Inc.

[***]  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the omitted portions represented by [***] have been separately filed with the Securities and Exchange Commission.